Exhibit 10.24

Execution Version

DATED: May 11th 2016

HONG KONG SECOO INVESTMENT GROUP LIMITED

and

SPD SILICON VALLEY BANK CO., LTD.

DEBENTURE

constituting a fixed and floating charge

over all the assets of

Hong Kong Secoo Investment Group Limited

TROUTMAN SANDERS

SOLICITORS AND INTERNATIONAL LAWYERS

34th FLOOR

TWO EXCHANGE SQUARE

8 CONNAUGHT PLACE

CENTRAL, HONG KONG

THIS DEED OF DEBENTURE is dated May 11th 2016 and made

BETWEEN:

(1)                                 HONG KONG SECOO INVESTMENT GROUP LIMITED, a company incorporated under the laws of Hong Kong with its registered office at Unit 806, 8th Floor, Tower II, Cheung Sha Wan Tower, 833 Cheung Sha Wan Road, Kowloon, Hong Kong (“Chargor”); and

(2)                                 SPD SILICON VALLEY BANK CO., LTD. or in Chinese characters (“浦发硅谷银行有限公司”), a Sino-foreign joint venture banking company established under the laws of the People’s Republic of China (“Bank”).

WHEREAS:

(A)                               By a loan agreement (entitled “授信協議” in Chinese characters) dated May 11th 2016 made between (1) Beijing Secoo Trading Limited, (2) KUTIANXIA (BEIJING) INFORMATION TECHNOLOGY CO., LTD. and (3) Shanghai Secoo E-commerce Limited as borrowers (collectively “Borrowers” and each a “Borrower”) and the Bank as lender (“Loan Agreement”), the Bank has agreed to extend certain loan facilities to the Borrowers subject to and upon the terms and conditions set out therein.

(B)                               As a condition to the making of the loan facilities available to the Borrowers under the Loan Agreement, this Debenture is to be delivered to the Bank.

NOW THIS DEED WITNESSES as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions and Interpretation

In this Deed (including the recitals above and the Schedules), terms and expressions defined in or construed for the purposes of the Loan Agreement shall have the same meanings or be construed in the same manner when used in this Deed unless specifically defined herein, and the following expressions shall, unless the context requires otherwise, have the following meanings:

“Authorised Signer(s)”	has the meaning given to it in the Loan Agreement;

“Charged Debts”	the assets and choses in action referred to in Clause 2.2(a)(i);

“Charged Property”	has the meaning given to it in Clause 2.2(a)(i) to (viii) and the whole of the undertakings and all the property, assets and rights of the Chargor,

whatsoever and wheresoever if and insofar as not otherwise effectively charged by way of first fixed charge by Clause 2.2(a), and references to Charged Property include references to any part of it;

“Chargor’s Shares and Investments”	has the meaning ascribed to it in Clause 2.2(a)(ii);

“Deposit with Xiamen International Bank”	the total amount of RMB 155,300,000 deposited by the Chargor in its accounts as at the date hereof maintained with Xiamen International Bank, details of which accounts are set out in Schedule 2;

“Encumbrance”

any asset, any mortgage, lien, pledge, charge, option, restriction, right of first refusal, right of pre-emption, third party right or interest, other security interest or encumbrance of any kind in respect of such asset or any other type of preferential arrangement (including without limitation, a title transfer or retention arrangement) having similar effect;

“Event of Default”

any event or circumstance specified as such in Section 13 of the Loan Agreement or in Clause 7 of this Deed and shall include a “prospective Event of Default”, which means any event or circumstance which with the giving of notice and/or the making of any relevant determination and/or the forming of any necessary opinion would be an Event of Default;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“HK$”	Hong Kong dollars, the lawful currency of Hong Kong;

“Non-Residential Account”	the bank account opened and maintained by Chargor with the Bank as at the date hereof, full particulars of which are set out in Schedule 2;

“Permitted Indebtedness”	means any indebtedness expressly permitted by the Bank in writing;

“Permitted Liens”	has the meaning given to it in Section 4.12 of the

Loan Agreement and without limitation include the pledge given by the Chargor in favour of Xiamen International Bank as evidenced by contract no. GPR15217, GPR15217-2, GPR15217-3 and GPR 15217-4 in the total amount of RMB155,000,000 in respect of the Deposit with Xiamen International Bank;

“Receiver”	any receiver, manager, receiver and manager or other similar officer appointed by the Bank in respect of the security hereby granted;

“RMB”	Renminbi, the lawful currency of the People’s Republic of China;

“Secured Indebtedness”

all and any sums (whether principal, interest, fees or otherwise), obligations and liabilities which are or at any time may become payable by the Borrowers under the Loan Agreement or payable by any person under any Security Document and all other monies hereby secured;

“Security Documents”

this Deed, the Loan Agreement and any other agreements or instruments that may evidence or create any security interest in favour of the Bank to be provided to the Bank as security to secure the payment obligations of the Borrowers under the Loan Agreement;

“US$”	US dollars, the lawful currency of the United States; and

“Xiamen International Bank”	a banking company established under the laws of the People’s Republic of China and transliterated for the purpose of this Deed as “Xiamen International Bank”.

1.2                               Successors and Assigns

The expressions “Chargor” and “Bank” shall where the context permits include their respective successors and permitted assigns and any persons deriving title under them.

1.3                               Miscellaneous

In this Deed, unless the context requires otherwise, references to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time; words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Deed, the Loan Agreement or any Security Document shall be construed as references to such document as the same may be amended or supplemented from time to time; unless otherwise stated, references to Clauses are to the clauses of this Deed. Clause headings are inserted for reference only and shall be ignored in construing this Deed.

2.                                      CHARGE

2.1                               Covenant to Pay

The Chargor unconditionally and irrevocably covenants with the Bank that it shall on demand of the Bank discharge the Secured Indebtedness on the due dates in accordance with their respective terms and agrees to indemnify the Bank against all losses which the Bank may suffer or incur through or arising from any breach by the Chargor of its obligations under this Deed.

2.2                               Charge

The Chargor as beneficial owner charges to the Bank as a continuing security for the due and punctual payment of the Secured Indebtedness all of the Chargor’s rights, title and interests, both present and future in and to each of the following assets:

(a)                                 by way of first fixed charge:

(i)                                     all book and other debts, receivables, moneys, revenues, royalties, claims and things in action due or owing to or purchased or otherwise acquired by the Chargor, the proceeds of the same, all legal, beneficial or equitable interests and rights in trust belonging to or held by the Chargor, the benefit of all discretionary payments and the proceeds of any claim or receivable of the Chargor not itself capable of being charged; and the full benefit of all notes, bonds, bills of exchange, negotiable and non-negotiable instruments, guarantees, indemnities, Encumbrance, rights of set-off, security reservations of proprietary rights, rights of tracing and liens and all other rights, claims and remedies in respect of the above or otherwise;

(ii)                                  the Chargor’s Shares and Investments, namely all the rights, title and interests of the Chargor in and to all stocks, shares, debentures, bonds or other securities or investments and all other interests of the Chargor in any person (including but not limited to the entire equity interest in Kutianxia (Beijing) Information Technology Co., Ltd. or in Chinese characters “庫天下 (北京) 信息技術有限公司”, a company established under the laws of the PRC with its corporate details set out in Schedule 3 (“Beijing WFOE”) and all rights, benefits and advantages arising in respect of or incidental to the same;

(iii)                               the uncalled capital, goodwill and all patents, patent applications, inventions, trademarks and service marks and applications therefor, trade names, registered designs, copyrights, know-how and other intellectual property rights of the Chargor and all licences and all rights, benefits and advantages arising in respect of or incidental to the same;

(iv)                              any credit balance from time to time on any account opened or maintained by the Chargor with any financial institution including but not limited to the accounts set out in Schedule 2, but excluding the Deposit with Xiamen International Bank or any part thereof;

(v)                                 all real property and all rights and interests in or affecting land (or the proceeds of sale of land or the documents of title to land) of the Chargor and all buildings, structures, fixtures (including trade fixtures), including the full benefit of all Encumbrance, options, agreements, rights and interests of the Chargor over or affecting land and all fixed plant, other plant, machinery, fittings and equipment and all other chattels now or at any time after the date of this Deed belonging to the Chargor and its interest in any plant, machinery, equipment or chattels in its possession, including the benefit of all contracts and warranties relating to the same (excluding any of the same for the time being forming part of its stock in trade or work in progress);

(vi)                              all the rights and interests of the Chargor under any sale or purchase agreements and distributorship or any similar agreements entered into by it, any letters of credit issued in its favour and all bills of exchange and other negotiable and non-negotiable instruments held by it;

(vii)                           the benefits of all licences, quota, consents and authorities (statutory or otherwise) held in connection with its business or the use of any asset charged by any paragraph in this Clause 2 and the right to recover and receive all proceeds and/or compensation which may be payable to it in respect of them;

(viii)                        all benefits in respect of all contracts and policies of insurance of whatever nature which are from time to time taken out by or on behalf of the Chargor or (to the extent of such interest) in which the Chargor has an interest and all claims and returns of premiums in respect of them; and

(b)                                 by way of first floating charge, the whole of the undertakings and all the property, assets and rights of the Chargor, whatsoever and wheresoever if and insofar as not otherwise effectively charged by way of first fixed charge by paragraph (a) above, save and except the Deposit with Xiamen International Bank or any part thereof.

2.3                               Conversion of Floating Charge to Fixed Charge

The Bank may at any time, by notice in writing to the Chargor, convert the floating charge referred to in Clause 2.2(b) into a fixed charge as regards all of the property and assets described in Clause 2.2(b) or only those property and assets described in such notice. Notwithstanding the above the floating charge shall automatically, without notice, be converted into a fixed charge as regards all the assets subject to the floating charge if any of the followings occurs:

(a)                                 the Chargor, without the prior written consent of the Bank, creates, incurs or permits to arise or subsist any Encumbrance over any of the Charged Property or attempts or takes any steps so to do;

(b)                                 any person levies or attempts to levy any distress, execution or other process against any of the Charged Property;

(c)                                  a petition is presented for the compulsory winding-up of the Chargor; or a meeting is convened for the passing of a resolution for the voluntary winding-up of the Chargor;

(d)                                 an application is presented or made for a warrant of execution, writ of fieri facias, garnishee order or charging order in respect of any of the assets of the Chargor;

(e)                                  a resolution is passed or an order is made for the winding-up, dissolution or reorganisation of the Chargor;

(f)                                   any event occurs under the laws of any jurisdiction having a similar or analogous effect to any of those events referred to in sub-clauses(a) to (e) above.

2.4                               Discharge

Upon payment in full of all the Secured Indebtedness to the satisfaction of the Bank and provided that the Bank has no further obligation to make loans to the Borrowers, the Bank shall, at the request and cost of the Chargor, and in such form as the Bank shall approve, discharge the security created by this Deed. If the Bank considers that any amount paid or credited to it is capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws the liability of the Chargor under this Deed and the security constituted hereby shall continue and such amount shall not be considered to have been irrevocably paid.

3.                                      CONTINUING SECURITY

This Deed shall be a continuing security and shall remain in full force and effect until the Secured Indebtedness has been paid in full, notwithstanding the insolvency or liquidation or any incapacity or change in the constitution or status of the Chargor or any other person or any intermediate settlement of account or other matter whatsoever. This Deed is in addition to, and independent of, any Encumbrance, guarantee or other security or right or remedy now or at any time hereafter held by or available to the Bank.

4.                                      REPRESENTATIONS AND WARRANTIES

4.1                               Representations and Warranties

The Chargor represents and warrants to the Bank that:

(a)                                 the Chargor is a company duly incorporated with limited liability and validly existing under the laws of its place of incorporation, and has full power, authority and legal right to own its property and assets and to carry on its business;

(b)                                 the Chargor has full power, authority and legal right to enter into and engage in the transactions contemplated by this Deed and has taken or obtained all necessary corporate and other action and consents to authorise the execution and performance of this Deed;

(c)                                  this Deed constitutes legal, valid and binding obligations of the Chargor enforceable in accordance with its terms;

(d)                                 neither the execution of this Deed nor the performance by the Chargor of any of its obligations or the exercise of any of its rights hereunder will conflict with or result in a breach of any law, regulation, judgment, order, authorisation, agreement or obligation applicable to it or cause any limitation placed on it or the powers of its directors to be exceeded or result in the creation of or oblige the Chargor to create an Encumbrance in respect of any of its property or assets (except in favour of the Bank under or pursuant to this Deed);

(e)                                  all authorisations required from any governmental or other authority or from any shareholders or creditors of the Chargor for or in connection with the execution, validity and performance of this Deed have been obtained and are in full force and effect;

(f)                                   the Charged Property are beneficially owned by the Chargor free from any charge except Permitted Liens;

(g)                                  no litigation, arbitration or administrative proceeding is currently taking place or pending or, to the knowledge of the Authorised Signer, threatened in writing by or against the Charged Property or the Chargor or any of its subsidiaries involving more than, individually or in the aggregate, Fifty Thousand U.S. Dollars (US$50,000);

(h)                                 none of the Chargor and its subsidiaries is in default under any law, regulation, judgment, order, authorisation, agreement or obligation applicable to it or its respective assets or revenues, the consequences of which default could materially and adversely affect its business or financial condition or the value of the Charged Property or its ability to perform its obligations under this Deed and no Event of Default or prospective Event of Default has occurred;

(i)                                     none of the Chargor and its subsidiaries has any indebtedness to any party except Permitted Indebtedness;

(j)                                    all financial and other information supplied to the Bank by or on behalf of the Chargor in connection with the Loan Agreement or this Deed is true and accurate in all material respects; and

(k)                                 the Chargor as at the date hereof owns the entire equity interest in the Beijing WFOE and the details of the Beijing WFOE as set out in Schedule 3 are true and correct.

4.2                               Bring-Down of Representation and Warranty

The Chargor also represents and warrants to and undertakes with the Bank that the foregoing representations and warranties will be true and accurate in all material respects on the date of this Deed, the date any Payment/Advance Form is provided to Bank and on the Funding Date of each Credit Extension.

4.3                               Acknowledgment of Reliance

The Chargor acknowledges that the Bank has entered into this Deed in reliance upon the representations and warranties contained in this Clause.

5.                                      UNDERTAKINGS

5.1                               Perfection of Security

The Chargor shall deliver to the Bank forthwith upon execution of this Deed:

(a)                                 in respect of each account already established on or before the date of this Deed), a notice of charge substantially in the form set out in Schedule 1 (or otherwise in form and substance satisfactory to the Bank) in respect of each account duly executed by, or on behalf of, the Chargor and promptly acknowledged (in accordance with the terms of such notice) by each of the banks or financial institutions with which such account is opened or maintained;

(b)                                 deliver to the Bank all deeds, certificates and other documents of title relating to the Charged Property held by or on behalf of the Chargor at the date of this Deed; and

(c)                                  deliver to the Bank all certificates or other documents of title to the Chargor’s Shares and Investments existing as at the date of this Deed, and stock transfer forms or, as the case may be, other appropriate instruments of transfer in respect of such Chargor’s Shares and Investments (executed in blank by or on behalf of the Chargor).

5.2                               Positive Undertakings

The positive undertakings in this Clause 5.2 remain in force from the date of this Deed for so long as any Secured Indebtedness is outstanding or the Bank has any obligation to make loans to the Borrowers:

(a)                                 The Chargor shall conduct and carry on its business in a proper manner and keep or cause to be kept proper books of accounts relating to its business. The Chargor shall promptly supply to the Bank such books of accounts and other information and records regarding its assets, financial condition, business and operations as the Bank may reasonably request.

(b)                                 The Chargor undertakes to the Bank that it is and will continue to be the sole beneficial owner of the Charged Property free from any Encumbrance, except Permitted Liens.

(c)                                  The Chargor shall deliver to the Bank, in respect of any other asset which is the subject of a charge pursuant to Clause 2.2(a) or any fixed charge arising from conversion (whether automatic or by notice) of any floating charge created hereunder a notice of charge in respect of such asset in such form as the Bank may require from time to time promptly upon demand of the Bank, and procure that such notice is promptly duly acknowledged (in accordance with the terms of such notice) by each person to whom such notice is expressed to be given.

(d)                                 Forthwith upon the establishment of any account with any financial institution after the date of this Deed, the Chargor shall deliver to the Bank a notice of charge substantially set out in the form in Schedule 1 (or otherwise in form and substance satisfactory to the Bank) in respect of each account duly executed by, or on behalf of, the Chargor and promptly acknowledged (in accordance with the terms of such notice) by each of the banks or financial institutions with which such account is opened or maintained.

(e)                                  Forthwith upon the acquisition by the Bank of any interest in any property within the meaning of Charged Property, the Chargor shall deliver to the Bank all deeds, certificates and other documents of title relating to such property held by or on behalf of the Chargor at the date of this Deed.

(f)                                   Promptly upon any acquisition of any Chargor’s Shares and Investment and/or the accrual, offer or issue of any stocks, shares, warrants or other securities in respect of or derived from any Chargor’s Shares and Investments, the Chargor shall notify the Bank of that occurrence and procure the delivery to the Bank of all certificates or other documents of title to the Chargor’s Shares and Investments representing such items, and stock transfer forms or, as the case may be, other appropriate instruments of transfer in respect of such Chargor’s Shares and Investments (executed in blank by or on behalf of the Chargor).

(g)                                  The Chargor shall:

(i)                                     get in and realise the Charged Debts in the ordinary course of its business;

(ii)                                  procure that all the proceeds of the getting in and realisation of the Charged Debts are paid immediately to a bank account designated by the Bank; and

(iii)                               in the event that it receives the proceeds of the getting in and realisation of the Charged Debts (other than in the bank accounts referred to in (ii) above), hold such proceeds on trust for the Bank and immediately pay them to the Bank for application towards the Secured Indebtedness or as the Bank may direct.

(h)                                 The Chargor shall, during the subsistence of this Deed, deliver details of each account maintained by it with any financial institution, as requested by the Bank.

(i)                                     The Chargor shall observe and perform all covenants and stipulations (under any agreement, law, regulation or otherwise) from time to time affecting the Charged Property, pay and discharge all debts and liabilities in respect of the Charged Property, take such action as may from time to time be necessary or desirable to preserve and maintain the Charged Property, and not do or suffer or omit to be done any act, matter or thing such that any provision of any applicable law, decree, order or regulation from time to time affecting the Charged Property is infringed. If applicable, the Chargor shall allow the Bank or its authorised representatives or agents at all reasonable times upon prior appointment with the Chargor to enter into and inspect the relevant Charged Property without the Bank by so doing only being deemed to have taken possession of that Charged Property.

(j)                                    The Chargor shall:

(i)                                     take all reasonable steps to maintain, preserve and protect its revenues and assets (tangible and intangible) and take out and maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and contingencies, and to the extent, usually insured against by prudent companies located in the same or similar location and carrying on a similar business, and with the interest of the Bank noted on the policies and with the policies containing such provisions for the benefit of the Bank as the Bank may require;

(ii)                                  on demand produce to the Bank the policies of such insurances and proof of payment of all premiums and other moneys necessary for effecting and keeping such insurances; and

(iii)                               immediately upon receipt pay to the Bank and pending such payment hold on trust for the Bank all moneys received by the Chargor by virtue of any insurances maintained or effected by it (whether or not effected pursuant to the above) for application in making good the loss or damage in respect of which such moneys are received or, at the option of the Bank, for payment to such account(s) as the Bank may specify.

(k)                                 The Chargor shall promptly give such notice, order or direction in relation to the Charged Property as the Bank may reasonably require for the purpose of obtaining the full benefit of this Deed.

(1)                                 The Chargor shall procure that the details of this Deed are registered, by or on behalf of the Bank, with the Hong Kong Companies Registry within five weeks of the date of execution hereof or within such time as the Bank may in its reasonable opinion deem appropriate.

(m)                             The Chargor shall, without prejudice to sub-clause (g)(iii), procure that all the proceeds of the getting in and realisation of the Charged Debts are paid immediately to the Non-Residential Account where such proceeds are denominated in US dollar.

(n)                                 The Chargor shall, if and when required by the Bank, promptly take such steps and execute, seal and deliver such documents and deeds and do such assurances, acts and things as the Bank shall require in respect of the Charged Property to:

(i)                                     secure the Secured Indebtedness;

(ii)                                  perfect or protect any Encumbrance created or intended to be created by this Deed and its priority; or

(iii)                               facilitate the exercise or proposed exercise by the Bank of any of its rights under this Deed; and

(o)                                 As from 1 October 2015 the Deposit with Xiamen International Bank will in its entirety become available to be charged pursuant to this Deed and be free from any encumbrance except for any charge to be created pursuant to this Deed.

5.3                               Negative Undertakings

The negative undertakings in this Clause 5.3 remain in force from the date of this Deed for so long as any Secured Indebtedness is outstanding or the Bank has any obligation to make loans to the Borrowers.

(a)                                 The Chargor shall not create or attempt to create or permit to subsist any Encumbrance over or affecting the Charged Property except Permitted Liens.

(b)                                 The Chargor shall not, save for disposal on arm’s length in the ordinary course of business of any Charged Property subject to the floating charge created under Clause 2.2(b), enter into, nor agree to enter into, a single transaction or a series of transactions (whether related or not) to sell, lease, transfer, assign or otherwise dispose of the Charged Property, nor create any legal or equitable estate or other interest in, or over, or otherwise relating to, all or any part of the Charged Property, except as expressly permitted under the Loan Agreement or with the prior written consent of the Lenders.

(c)                                  So long as an Event of Default shall exist, the Chargor shall not withdraw or attempt to withdraw any moneys from the bank accounts referred to in Clause 2.2(a)(iv) and Clause 5.2(g)(ii) except with the prior written consent of the Bank.

(d)                                 The Chargor shall not declare any dividends or pay any similar distribution to its shareholders or redeem or purchase its own shares except as permitted by the Loan Agreement.

(e)                                  The Chargor shall not take or omit to take any action which might prejudice the value of the Charged Property, the Bank’s rights in respect of the Charged Property and/or the effectiveness of this Deed.

6.                                      SHARE RELATED AUTHORISATIONS

6.1                               Control and registration of Chargor’s Shares and Investments

The Chargor authorises the Bank:

(a)                                 to hold, retain and keep possession and control of the Chargor’s Shares and Investments or to appoint any other person as its nominee or agent to do so; and

(b)                                 to procure the registration of the Chargor’s Shares and Investments, at the discretion of the Bank, in the name of the Bank or its nominee, or (on or after the occurrence of an Event of Default) in the name of any purchaser.

6.2                               Voting rights

(a)                                 Until the occurrence of an Event of Default, the Chargor may exercise all voting and other rights attached to the Chargor’s Shares and Investments as it sees fit, provided that the Chargor shall exercise its voting and other rights only after notifying the Bank of the subject matter of any such proposed voting or other rights and, in any event, the Chargor shall not exercise, or permit the exercise of, any such voting or other rights in contradiction to any direction of the Bank.

(b)                                 On or at any time after the occurrence of an Event of Default, the Bank may (in the name of the Chargor or otherwise and without any further consent or authority on the part of the Chargor) exercise, in the sole discretion of the

Bank, all voting and other rights attached to the Chargor’s Shares as if the Bank were the sole legal and beneficial owner of the Chargor’s Shares and Investments.

6.3                               Collection of dividends

(a)                                 Until the occurrence of an Event of Default, the Chargor may collect and hold all dividends, interest, distributions and other moneys accruing or payable on any of the Shares and Investments and all accretions, allotments, warrants, securities, rights and other benefits accruing on, arising from or offered to the Chargor’s Shares and Investments by way of redemption, bonus, preference, option, consolidation, division, conversion, substitution, exchange or otherwise for its own account.

(b)                                 On or at any time after the occurrence of an Event of Default, the Chargor authorises the Bank to collect (and shall pass over to the Bank if received by the Chargor) all dividends, interest, distributions and other moneys accruing or payable on any of the Chargor’s Shares and Investments and all accretions, allotments, warrants, securities, rights and other benefits accruing on, arising from or offered to the Chargor’s Shares and Investments by way of redemption, bonus, preference, option, consolidation, division, conversion, substitution, exchange or otherwise and to hold the same in the name of the Bank or its nominee as part of the Charged Property, provided that the Bank shall not be under any responsibility for ascertaining nor for informing the Chargor of nor for taking or omitting to take any such action.

(c)                                  The Bank may, upon the occurrence of an Event of Default, at its discretion (in the name of the Chargor or otherwise and without any further consent or authority from the Chargor) exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of the Shares and Investments.

6.4                               Accounts

After the occurrence of an Event of Default, the Chargor shall not be entitled to receive, withdraw or otherwise transfer any credit balance from time to time on any account opened or maintained by the Chargor with any financial institution except with the prior written consent of the Bank.

6.5                               Return of securities

The Bank is entitled to return to the Chargor securities of such class and denomination into which the Chargor’s Shares may have been changed and securities which may not have the same serial number or identification as those originally deposited with or received by the Bank or its nominee or agent.

7.                                      EVENTS OF DEFAULT

Without prejudice to and in addition to those specified in Section 13 of the Loan Agreement, each of the following events and circumstances shall be an Event of Default:

(a)                                 the Chargor or any other person purports or attempts to create any Encumbrance over all or any part of the Charged Property or any other assets expressed to be secured under any other Security Document or any third party asserts a claim in respect thereof other than Permitted Liens;

(b)                                 the Chargor or any party (other than the Bank) to any other Security Document defaults in the performance or observance of or compliance with any of its respective obligations set out herein or in any other Security Document or breaches in any material respect any representation or warranty made by any of them thereunder, which default or breach is incapable of remedy or, if capable of remedy, is not remedied within 10 days after the occurrence thereof with respect to defaults or breaches of provisions herein or within any grace period set forth in the applicable Security Document with respect to defaults or breaches under other Security Documents; provided, however, that if the default cannot by its nature be cured within the ten day period or cannot after diligent attempts by Chargor be cured within such ten day period, and such default is likely to be cured within a reasonable time, then Chargor shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period); and

(c)                                  the security created by this Deed or by any other Security Document or any part thereof fails or ceases for any reason to be in full force and effect or is terminated or jeopardised or becomes invalid or unenforceable or if there is any dispute regarding the same or if there is any purported termination of the same or it becomes impossible or unlawful for the Chargor or any other party to perform any of its respective obligations hereunder or under any other Security Document or for the Bank to exercise all or any of its rights, powers and remedies hereunder or under any other Security Document; and

(d)                                 the Chargor fails to comply with its obligations under Clause 5.2.

8.                                      ENFORCEMENT

8.1                               Enforceability

Upon the occurrence of an Event of Default, the security hereby created shall become immediately enforceable in accordance with the provisions hereof.

8.2                               Powers of Bank

At any time after the security hereby created has become enforceable, the Bank may enforce all or any part of such security (at the terms, in the manner and on the terms as it thinks fit) and take possession of and hold or dispose of all or any part of the Charged Property and may exercise, without further notice and whether or not it shall have appointed a Receiver, all the powers and discretions hereby conferred either expressly or by implication on a Receiver (and in relation to express powers and discretions as if any reference to the Receiver were a reference to the Bank) and all other powers conferred upon mortgagees by the Conveyancing and Property Ordinance (Cap. 219 of the laws of Hong Kong) or otherwise.

8.3                               Appointment of Receiver

At any time after the security hereby created has become enforceable, or if requested by the Chargor, the Bank may in writing either under seal or under the hand of a duly authorised officer of the Bank, appoint any person or persons to be a Receiver of the Charged Property and may from time to time fix his or their remuneration and may remove any Receiver so appointed and appoint another in his place. Where more than one Receiver is so appointed, any reference in this Deed to a Receiver shall apply to all such Receivers so appointed and the appointment shall be deemed to be a joint and several appointment so that the rights, powers, duties and discretions vested in the Receiver may be exercised jointly by the Receivers so appointed or severally by each of them.

8.4                               Powers of Receiver

The Receiver shall be the agent of the Chargor and the Chargor shall be solely responsible for the Receiver’s acts or defaults and for the Receiver’s remuneration and the Receiver shall, in addition to all powers conferred upon mortgagees or receivers by law or otherwise, have power (exercisable without further notice):

(a)                                 to take possession of, collect and get in and give receipts for the Charged Property;

(b)                                 to sell by public auction or private contract or otherwise dispose of or deal with the Charged Property in such manner, for such consideration and generally on such terms and subject to such conditions as the Receiver may think fit with full power to convey or otherwise transfer the Charged Property in the name of the Chargor or other legal or registered owner. Any consideration may be in the form of cash, debentures, shares, stock or other valuable consideration and may be payable immediately or by instalments spread over such period as the Receiver shall think fit and so that any consideration received in a form other than cash shall forthwith on receipt be and become charged with the payment of the Secured Indebtedness;

(c)                                  to insure and keep insured the Charged Property of an insurable nature against loss or damage by such risks and contingencies as the Receiver may think fit,

in such manner in all respects as the Receiver may think fit, and to maintain, renew or increase any insurances in respect of the Charged Property;

(d)                                 to institute, prosecute and defend any proceedings in the name of the Chargor or otherwise as may seem expedient;

(e)                                  to make and effect all repairs, renewals, alterations, improvements and developments to or in respect of the Charged Property;

(f)                                   to make any arrangement, settlement or compromise or enter into any contracts which the Receiver shall think expedient in the interests of the Bank;

(g)                                  for the purpose of exercising any of the powers, authorities and discretions conferred on him by or pursuant to this Deed and of defraying any costs, charges, losses or expenses (including his remuneration) which shall be incurred by him in the exercise thereof or for any other purpose in connection herewith, to raise and borrow money either unsecured or on the security of the Charged Property either in priority to this Deed or otherwise and generally on such terms and conditions as he may think fit provided that:

(i)                                     no Receiver shall exercise such power without first obtaining the written consent of the Bank and the Bank shall incur no liability to the Chargor or any other person by reason of its giving or refusing such consent whether absolutely or subject to any limitation or condition; and

(ii)                                  no person lending such money shall be concerned to enquire as to the existence of such consent or the terms thereof or as to the propriety or purpose of the exercise of such power or to see to the application of any money so raised or borrowed;

(h)                                 to appoint managers, agents, officers, solicitors, accountants, auctioneers, brokers, architects, engineers, workmen or other professional or non-professional advisers, agents or employees for any of the aforesaid purposes at such salaries or for such remuneration and for such periods as the Receiver may determine and to dismiss any of the same or any of the existing staff of the Chargor and to delegate to any person any of the powers hereby conferred on the Receiver;

(i)                                     in the exercise of any of the above powers to expend such sums as the Receiver may think fit and the Chargor shall forthwith on demand repay to the Receiver all sums so expended together with interest thereon at such rates as are set out in Section 2.3(b) of the Loan Agreement from the time of the same having been paid or incurred and until such repayment such sums together with such interest shall be secured by this Deed;

(j)                                    to have access to and make use of the premises and the accounting and other records of the Chargor and the services of its staff for all or any of the purposes aforesaid;

(k)                                 to do all such other acts and things as may be considered by the Receiver to be incidental or conducive to any of the matters or powers aforesaid or otherwise incidental or conducive to the realisation of the Bank’s security created by this Deed and which the Receiver may lawfully do and to use the name of the Chargor for all the purposes aforesaid.

8.5                               No Restrictions on Power of Sale

No restrictions imposed by any ordinance or other statutory provision in relation to the exercise of any power of sale shall apply to this Deed.

8.6                               Receiver to Conform to Bank’s Directions

The Receiver shall in the exercise of the Receiver’s powers, authorities and discretions conform to the directions and regulations from time to time given or made by the Bank.

8.7                               Powers to be Given Wide Construction

The powers of the Bank and the Receiver hereunder shall be construed in the widest possible sense to the intent that the Bank and the Receiver shall be afforded as wide and flexible a range of powers as possible.

8.8                               No Liability to Account as Mortgagee in Possession

Nothing that shall be done by or on behalf of the Bank shall render it liable to account as a mortgagee in possession for any sums other than actual receipts.

8.9                               No Liability for Losses

The Bank and the Receiver shall not be answerable for any losses, involuntary or otherwise, which may arise in the exercise by the Bank or the Receiver of their respective powers hereunder.

8.10                        Purchaser Not Bound to Enquire

No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Bank or the Receiver to exercise any of the powers hereby conferred has arisen or not or be concerned with the propriety or regularity of the exercise thereof or be concerned with notice to the contrary or be concerned or responsible for the application of any monies received by the Bank or the Receiver and the receipt of the Bank or the Receiver for any monies paid to it shall be a good and sufficient discharge to the person paying the same.

9.                                      APPLICATION OF RECEIPTS

All monies received by the Bank or the Receiver hereunder shall be applied in or towards satisfaction of the Secured Indebtedness in such order of priority as the Bank in its absolute discretion may determine (subject to the prior discharge of all liabilities having priority thereto by law) and subject to any such determination in the following order of priority:

(a)                                 in payment or satisfaction of all costs, charges, expenses and liabilities incurred and payments made by or on behalf of the Bank or the Receiver in connection with the exercise of any powers hereunder and in preserving or attempting to preserve this security or the Charged Property and of all outgoings paid by the Bank or the Receiver;

(b)                                 in payment to the Receiver of all remuneration as may be agreed between him and the Bank to be paid to him at the time of, or at any time after, his appointment;

(c)                                  in payment or satisfaction of the remaining Secured Indebtedness (interest being satisfied first) or such part thereof as the Bank may determine until the whole of the Secured Indebtedness shall have been certified by the Bank as having been discharged and so that, if the Bank is contingently liable or will or might be so liable in respect of any monies, obligations or liabilities hereby secured, all monies not dealt with under the preceding provisions of this Clause shall be placed on deposit in such separate account as the Bank in its absolute discretion may think fit for the purpose of securing the contingent liabilities of the Bank and shall become subject to this security, to be applied against such contingent liabilities as they fall due, and the remaining balance (if any) shall be paid to the Chargor or other person entitled thereto.

10.                               TAXES AND OTHER DEDUCTIONS

All sums payable by the Chargor under this Deed shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature. If the Chargor is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment, the Chargor shall, together with such payment, pay such additional amount as will ensure that the Bank receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. The Chargor shall promptly forward to the Bank copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

11.                               COSTS, CHARGES AND EXPENSES

The Chargor shall from time to time forthwith on demand pay to or reimburse the Bank or (as the case may be) the Receiver for:

(a)                                 all costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by the Bank or the Receiver in connection with the preparation, execution and registration of this Deed, any other documents required in connection herewith and any amendment to or extension of, or the giving of any consent or waiver in connection with, this Deed;

(b)                                 all costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by the Bank or the Receiver in exercising any of its or their rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or otherwise preserving or enforcing its or their rights hereunder or in connection with the preservation or attempted preservation of the Charged Property or in defending any claims brought against it or them in respect of this Deed or the Chargor’s interest in the Charged Property or in releasing or re-assigning this Deed upon payment of all monies hereby secured; and

(c)                                  all remuneration payable to the Receiver,

and, until payment of the same in full, all such costs, charges, expenses and remuneration shall be secured by this Deed.

12.                               INDEMNITY

12.1                        General Indemnity

The Chargor shall indemnify the Bank and the Receiver against all losses, liabilities, damages, costs and expenses incurred by it or them in the execution or performance of the terms and conditions hereof and against all actions, proceedings, claims, demands, costs, charges and expenses which may be incurred, sustained or arise in respect of the non-performance or non-observance of any of the undertakings and agreements on the part of the Chargor herein contained or in respect of any matter or thing done or omitted relating in any way whatsoever to the Charged Property.

12.2                        Payment and Security

The Bank may retain and pay out of any money in the Bank’s hands all sums necessary to effect the indemnity contained in this Clause and all sums payable by the Chargor under this Clause shall form part of the monies hereby secured.

13.                               FURTHER ASSURANCE

13.1                        Further Assurance

The Chargor shall at any time and from time to time (whether before or after the security hereby created shall have become enforceable) execute such further legal or other mortgages, charges or assignments in favour of the Bank and do all such transfers, assurances, acts and things as the Bank may require over or in respect of all or any of the undertaking, property, assets and rights both present and future of the Chargor to secure all monies, obligations and liabilities hereby covenanted to be paid or hereby secured or for the purposes of perfecting and completing any assignment of the Bank’s rights, benefits or obligations hereunder and the Chargor shall also give all notices, orders and directions which the Bank may require.

13.2                        Enforcement of Bank’s Rights

The Chargor will do or permit to be done everything which the Bank may from time to time require to be done for the purpose of enforcing the Bank’s rights hereunder and will allow the name of the Chargor to be used as and when required by the Bank for that purpose.

14.                               POWER OF ATTORNEY

The Chargor irrevocably appoints the Bank, the Receiver and any persons deriving title under either of them by way of security jointly and severally to be its attorney (with full power of substitution) and in its name or otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required or which the Bank or the Receiver shall think proper or expedient for carrying out any obligations imposed on the Chargor hereunder or for exercising any of the powers hereby conferred or in connection with any sale or disposition of the Charged Property or the exercise of any rights in respect thereof or for giving to the Bank the full benefit of this security and so that the appointment hereby made shall operate to confer on the Bank and the Receiver authority to do on behalf of the Chargor anything which it can lawfully do by an attorney. The Chargor ratifies and confirms and agrees to ratify and confirm any deed, instrument, act or thing which such attorney or substitute may execute or do.

15.                               SUSPENSE ACCOUNT

The Bank may, notwithstanding the provisions of Clause 9, place and keep any monies received by virtue of this Deed (whether before or after the insolvency or liquidation of the Chargor) to the credit of a suspense account for so long as the Bank may think fit in order to preserve the rights of the Bank to sue or prove for the whole amount of its claims against the Chargor or any other person.

16.                               WAIVER AND SEVERABILITY

No failure or delay by the Bank in exercising any right, power or remedy hereunder shall impair such right, power or remedy or operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and do not exclude any other rights, powers and remedies provided by law. If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Deed, shall not be affected or impaired thereby.

17.                               MISCELLANEOUS

17.1                        Continuing Obligations

The liabilities and obligations of the Chargor under this Deed shall remain in full force and effect notwithstanding any intermediate payment or satisfaction of all or any of the Secured Indebtedeness and any act, omission, event or circumstance whatsoever, until and unless discharged by the Bank.

17.2                        Protective Clauses

Without limiting Clause 17.1, neither the liability of the Chargor nor the validity or enforceability of this Deed shall be prejudiced, affected or discharged by:

(a)                                 any other Encumbrance, guarantee or other security or right or remedy being or becoming held by or available to the Bank or by any of the same being or becoming wholly or partly void, voidable, unenforceable or impaired or by the Bank at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any power, right or remedy the Bank may now or hereafter have from or against the Borrowers or any other person or the granting of any time or indulgence to the Borrowers or any other person;

(b)                                 any variation or modification of the Loan Agreement, any Security Document or any other document referred to therein;

(c)                                  the invalidity or unenforceability of any obligation or liability of the Borrowers or any other person under any of the Loan Agreement or any Security Document;

(d)                                 any invalidity or irregularity in the execution of this Deed, any Security Document or the Loan Agreement;

(e)                                  any deficiency in the powers of the Borrowers or any other person to enter into or perform any of its obligations under the Loan Agreement or any Security Document or any irregularity in the exercise thereof or any lack of authority by any person purporting to act on behalf of the Borrowers or any other person;

(f)                                   any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Deed or the liability of the Chargor hereunder;

(g)                                  any winding-up, dissolution, re-organisation, bankruptcy, death or insolvency of, or any change in the Borrowers or any other person;

(h)                                 any time or other indulgence being granted to the Borrowers or any other person;

(i)                                     any failure to take or failure to realise the value of any other collateral in respect of the Secured Indebtedness or any release, discharge, exchange or substitution of any such collateral; or

(j)                                    any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect the obligations of the Chargor hereunder or any of them.

17.3                        Unrestricted Right of Enforcement

This Deed may be enforced without the Bank first having recourse to any other security or rights or taking any other steps or proceedings against the Borrowers or any other person or may be enforced for any balance due after resorting to any one or more other means of obtaining payment or discharge of the monies, obligations and liabilities hereby secured.

17.4                        Application of Receipts

All monies received by the Bank from the Chargor or any other person may be applied by the Bank to such account or liability hereby undertaken to be paid or otherwise hereby secured as the Bank in its absolute discretion may from time to time conclusively determine whether or not the same shall have become due and whether or not the security created by this Deed shall have become enforceable and any surplus for the time being may be retained by the Bank and held in a suspense account pending application as aforesaid.

17.5                        Discharges and Releases

Notwithstanding any discharge, release or settlement from time to time between the Bank and the Chargor, if any security, disposition or payment granted or made to the Bank in respect of the Secured Indebtedness by the Chargor or any other person is avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, law or enactment relating to bankruptcy, insolvency, liquidation, winding-up, composition or arrangement for the time being in force or for any other reason, the Bank shall be entitled hereafter to enforce this Deed as if no such discharge, release or settlement had occurred.

17.6                        Amendment

Any amendment or waiver of any provision of this Deed and any waiver of any default under this Deed shall only be effective if made in writing and signed by the Bank.

17.7                        Evidence of Debt

Any statement of account purporting to show an amount due from the Borrowers under the Loan Agreement or from any person under any other Security Document or from the Chargor under this Deed and signed as correct by a duly authorised officer of the Bank shall, in the absence of manifest error, be conclusive evidence of the amount so due.

17.8                        Counterparts

This Deed may be executed in any number of counterparts and by the different parties to this Deed on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts shall together constitute one and the same instrument.

18.                               ASSIGNMENT

18.1                        The Chargor

The Chargor shall not assign any of its rights hereunder.

18.2                        The Bank

The Bank may assign or transfer to any one or more of such persons (each, an “assignee”) all or any part of its rights, benefits and obligations under or arising out of this Deed and any other Security Document to which the Chargor is a party and the Chargor shall execute and do all such transfers, assignments, assurances, acts and things as the Bank may require for perfecting and completing the assignment or transfer of such rights, benefits and obligations. Upon any such assignment or transfer taking effect (i) the Bank shall be released from such obligations and the Chargor shall look only to the assignee in respect of such obligations and (ii) references in this Deed or any other Security Documents to the Bank shall be construed accordingly as references to the assignee or the Bank, as relevant. All agreements, representations and warranties made herein shall survive any assignments or transfers made pursuant to this Clause and shall inure to the benefit of all assignees as well as the Bank.

18.3                        Disclosure

The Bank may disclose to (i) any assignee or potential assignee, (ii) any holding company of the Bank or (iii) any subsidiary of the Bank or of its holding company on a confidential basis such information about the Chargor as the Bank shall consider appropriate.

19.                               NOTICES

Delivery

19.1                        Each notice, demand or other communication to be given or made under this Deed shall be in writing in the English language; and delivered or sent to the relevant party at its address or facsimile number set out below (or such other address or facsimile number as the addressee has by five (5) days’ prior written notice specified to the other party):

To the Chargor:	Hong Kong Secoo Investment Group Limited
Unit 806, 8th Floor, Tower II, Cheung Sha Wan Tower
833 Cheung Sha Wan Road
Kowloon
Hong Kong

To the Bank:	SPD Silicon Valley Bank Co., Ltd.
21st Floor, B Block, Baoland Plaza
No.588, Dalian Road, Shanghai 200082
People’s Republic of China

Deemed Delivery

19.2                        Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, upon the earlier of actual receipt and five (5) days after deposit with the mail with proper postage prepaid or with a reputable courier service provider and (b) if given or made by fax, upon transmission.

20.                               GOVERNING LAW AND JURISDICTION

20.1                        Law

This Deed and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Hong Kong.

20.2                        Jurisdiction

The Chargor agrees that any legal action or proceeding arising out of or relating to this Deed may be brought in the courts of Hong Kong and irrevocably submits to the non-exclusive jurisdiction of such courts.

SCHEDULE 1

FORM OF NOTICE OF CHARGE OF ACCOUNTS

To:                             [  ]

Date: [        ]

Dear Sirs,

We hereby give you notice that we have charged to SPD Silicon Valley Bank Co., Ltd. (the “Bank”) pursuant to a debenture (the “Debenture”) entered into by us in favour of the Bank dated [       ] all our right, title and interest in and to our account with you [details of relevant Account] (including any renewal or redesignation thereof) (the “Account”) and all monies standing to the credit of the Account from time to time.

We hereby irrevocably and unconditionally instruct you that, with effect from the service of a notice by or on behalf of the Bank on you to the effect that an event of default (as referred to in the Debenture) has occurred or the Debenture has become enforceable (an “Enforcement Notice”):

1.                              any then existing payment instructions affecting the Account shall immediately and automatically be terminated and all payments and communications in respect of the Account should be made to the Bank or to its order (with a copy to us); and

2.                              all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves arising from the Account shall belong to the Bank.

These instructions may not be revoked or varied without the prior written consent of the Bank.

This letter is governed by the laws of Hong Kong.

Please acknowledge receipt of this notice by signing the acknowledgement on the enclosed copy letter and returning it to the Bank at [      ] marked for the attention of [       ].

Yours faithfully,

for and on behalf of
[ ]

[On copy only:]

To:	SPD Silicon Valley Bank Co., Ltd. (the “Bank”)

We acknowledge receipt of a notice in the terms set out above from [      ] and confirm that we will comply with the terms of that notice.

We further confirm that:

1.                              there are no restrictions on (i) the payment of the credit balance on the Account (except, in the case of a time deposit, the expiry of the relevant period) or (ii) the charge of the Account (as referred to in the above-mentioned notice) in favour of the Bank;

2.                              we have not received notice of any previous assignments of, charges over or trusts in respect of, the Account and we will not, without the Bank’s consent (i) exercise any right of combination, consolidation or set-off which we may have in respect of the Account or (ii) amend or vary any rights attaching to the Account; and

3.                              [following the receipt of any Enforcement Notice (as referred to above)] we will act (in relation to the Account) only in accordance with the instructions given by persons authorised by the Bank and we shall send all statements and other notices given by us relating to the Account to the Bank.

This acknowledgment is governed by the laws of Hong Kong.

For and on behalf of [  ]

By:

Dated:

SCHEDULE 3

DETAILS OF BEIJING WFOE

Name	:	Kutianxia (Beijing) Information Technology Co., Ltd.

Registered Address	:	Room 2405, Building No. 31, No. 25, Yuetan North Street, Xicheng District, Beijing

Place of Establishment	:	Beijing, PRC

Registered Capital	:	US$15,000,000

Directors	:	Richard Rixue Li / Jia Guo / Ping Xu / Jisheng Yan / Xuan Chen / Zhaohui Huang / Le Yu

Shareholder(s)	:	HONG KONG SECOO INVESTMENT GROUP LIMITED (100%)

Legal Representative	:	Richard Rixue Li

IN WITNESS WHEREOF this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the day and year first above written.

THE CHARGOR

EXECUTED AS A DEED by	/s/ Richard Rixue Li
)
HONG KONG SECOO INVESTMENT		)
GROUP LIMITED		)
)
in the presence of:		)

THE BANK

SIGNED by	/s/ Harvey Lum	)
)
for and on behalf of		)
SPO SILICON VALLEY BANK		)
CO., LTD.		)
in the presence of:		)

(Execution page to Debenture)

Guarantee Agreement (Maximum Amount)

For Corporate Guarantor

(Ref No.: CL201511002-GA-1)

Part I Execution Page	Agreement Ref. No.: CL201511002-GA-1

Execution Page

Bank	Guarantor

SPD SILICON VALLEY BANK CO., LTD.	Secoo Holding Limited

with address at	with address at

21/F, Block B, Baoland Plaza,	P.O. Box 613 GT, 3rd Floor Harbor Centre,
No. 588, Dalian Road, Shanghai 200082	George Town, Grand Cayman KY1-1107,
Cayman Islands

hereinafter referred to as “Bank”	hereinafter referred to as “Guarantor”

The parties above hereby agree to and accept all terms and conditions set forth in this Agreement. The Client hereby confirms that sufficient interpretations and explanations have been made by the Bank in relation to the clauses hereunder and all of them have been understood, agreed and acknowledged by the Guarantor completely.

Accordingly, the above parties execute as follows:

/s/ Harvey Lum	/s/ Richard Rixue Li
Bank’s Authorized Signature	Guarantor’s Authorized Signature
on behalf of	on behalf of
Seal	Seal
Date 2016.05.11	Date 2016.05.11

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Part II Content	Agreement Ref. No.: CL201511002-GA-1

Content

For the security of the well performance of the obligations under the Principal Contract (as defined hereunder) by the Debtor (as defined hereunder) and ensuring the recovery of the Bank’s right of credit, the Guarantor hereof agrees to assume the guarantee liability as agreed herein.

Therefore, a guarantee agreement (“the Agreement” or “Guarantee”) is reached by and between the Guarantor and the Bank hereof as follows.

I                   SPECIAL PROVISIONS

1.              Guarantee Obligations

(1)         The obligations of the Guarantor hereunder are joint and several.

(2)         The Guarantor hereby irrevocably and unconditionally guarantees to the Bank the due and punctual observance and performance of the payment obligations under the Principal Contract by the Borrower, provided that the Banks has other security rights (by way of, including but not limited to guarantee, mortgage, pledge, etc.), the Bank shall be entitled to first enforce its rights hereunder against the Guarantor within the Secured Extent, and shall not be required to take any steps to first enforce its creditor’s rights against any other security provider.

2.              Period of Guarantee

The period of guarantee shall be: two years after the expiration of the Period for Debt Performance of the Debtor under the Principal Contract.

For avoidance of doubt, the “expiration”, “maturity” or such similar wording shall be interpreted as including the circumstance that the creditor declares the early-maturity of any Principal amount, in whole or in part. In the event of the foregoing, the Period for Debt Performance shall be advanced to the date that such declaration of early-maturity is made, and

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the Period for Claims’ Determination shall mature correspondingly.

3.              Principal Contract

The Principal Contract hereunder means: a series of documents of claims and liabilities executed or performed between the Debtor and the Bank hereunder within the stipulated Period for Claims’ Determination, including but not limited to Facility Agreement (Agreement No. CL201511002) dated May (Month) 11th (Day), 2016.

4.              Principal Amount secured by the Guarantee

The Principal Amount secured by the Guarantee means: the balance of one or several finances, provided by the Bank to the Debtor within the Period for Claims’ Determination specified hereunder.

5.              Period for Claims’ Determination

(1)         The Period for Claims’ Determination hereunder refers to: from May (Month) 11th (Day), 2016 to Dec. (Month) 31st (Day), 2017.

(2)         For the avoidance of doubt, the wording of “Claim” in the preceding paragraph, includes the circumstances set forth below:

(a)         Any document in relation to the creditor’s rights or the debts, if only signed and/or sealed by the Debtor and the Bank within the Period for Claims’ Determination, would be deemed complying with the requirements of this Agreement, and all debts arising therefrom would be secured by the maximum amount guarantee hereunder; and/or

(b)         Although no written documents in relation to the creditor’s rights or the debts is signed and/or sealed between the Debtor and the Bank, some evidence exists proving the occurrence of such debts within the Period for Claims’ Determination.

(3)         For the avoidance of doubt, in respect of the debts under the document in relation to the creditor’s rights or the debts stated in item (a) of the preceding paragraph, even if the actual debt occurs practically after the expiry date of

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the Period for Claims’ Determination, it would also be secured by the maximum amount guarantee hereunder. The aforesaid debts occurred after the expiration date of the Period for Claims’ Determination includes, but not limited to, the circumstance as follows: any loan or credit line of loan is actually requested or drawn down after the expiration date of the Period for Claims’ Determination; any facility for purpose such as the issuance of the guarantee or the letter of credit is requested and utilized within the Period for Claims’ Determination and the bank issues the formal documents with commitment obligation, while the actual payment or advance under such documents occur after the expiration of the Period for Claims’ Determination; or, any facility for purpose such as the issuance of the guarantee or the letter of credit is requested for utilized after the expiration of the Period for Claims’ Determination.

(4)         For the avoidance of doubt, with respect to any debt under the circumstances stated in both item (a) and (b) of the preceding paragraph (2), even for the part of the debts that occur after the expiration of the Period for Claims’ Determination (e.g. the interest, penalty interest and other fees of an existing debt accrued after the expiration of the Period for Claims’ Determination), such part of the debts would also be secured by the maximum amount guarantee hereunder.

(5)         Special stipulations on the preceding debts (please check the appropriate box if it’s agreed by both parties; for the avoidance of doubt, please ensure that the selected item is consistent between English and Chinese version ).

☐            It is specially agreed between the Guarantor and the Bank that, all the existing and outstanding debts (if any) under any facility or loan agreement(s) which is entered into by both the Debtor and the Bank prior to the Period for Claims’ Determination, would also be secured by the maximum amount guarantee hereunder

6.              Maximum Limit of Claiming

The Maximum Limit of Claiming to the extent that the Guarantor shall assume as a security liability under this Agreement shall be: RMB60,000,000.00

4

or its equivalents in other currency.

7.              The Debtor

The Debtor hereunder, in terms of this Agreement, refers to Beijing Secoo Trading Limited, KUTIANXIA (BEIJING) INFORMATION TECHNOLOGY CO., LTD. and Shanghai Secoo E-commerce Limited.

II              GENERAL PROVISIONS

1.              Secured Extent. The Secured Extent of this Guarantee hereunder covers the following items resulting from Principal Contract: the Principal Amount hereof, interest, penalty interest, required cash deposit, compound interest, penalty fine, damage compensation, assessment fees, notarization fees, commission, expenses for realization of the Bank’s rights (including but not limited to litigation fees, property preservation fees, travel fees, auction fees, legal services fees and execution fees), the loss and damage resulting from the defaults of the Guarantor and any other expenses payable by the Debtor under Principal Contract.

2.              Choice of Security Interests. When the Bank intends to exercise the security interests due to any default of the Debtor under Principal Contract and/or that of the Guarantor hereunder, if the Principal Amount secured hereunder is secured by both property security and non-property guarantee, the Bank shall, at its full discretion, choose the security interest to be first claimed; namely, it may either recover the debts with the property security thereunder (including this Agreement) first, or require the guarantor to assume guaranteed liability thereunder first. The Guarantor agrees that in any case, the Bank’s failure to promptly exercise or Bank’s delay in exercising any of its right under the other agreements to which the Debtor is a party, such rights including but not limited to right of claiming, right of security interest, right of relief under breach of contract, shall not be deemed as the Bank’s intention to forego such rights to exercise or as a waiver thereof, and shall not preclude the exercise of any right hereunder.

3.              Representations and warranties. The Guarantor represents and warrants to the Bank as follows; the

5

Guarantor confirms its understanding that the performance of any obligation hereunder by the Bank is totally based on such Representations and Warranties.

(1)         The Guarantor guarantees it is a legal person duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(2)         The Guarantor, according to PRC laws, has full power to enter into this Agreement and exercise/perform rights and obligations hereunder, and has all necessary authorization and ratification in respect of the execution of this Agreement and the performance of the obligations hereunder.

(3)         The execution of this Agreement will neither constitute any breach of the laws, regulations, rules, judicial decisions, and awards that the Guarantor shall abide by, nor conflict with its articles of association, any contracts/agreements it signed and any other obligations assumed by it

(4)         All the provisions hereunder are the expression of true intention and interest made by the Guarantor, and shall be legally binding thereupon.

(5)         All the financial statements provided by the Guarantor to the Bank are prepared in accordance with the general accounting standards, which indicate the financial status of the Guarantor truly and fairly; all the materials and documents in relation to this Agreement are truthful, effective, accurate, integral without any hidden facts purposely undisclosed to Bank..

(6)         The Guarantor guarantees it shall duly complete all the formalities of filing, recording or registration that it shall assume to ensure the validity of this Agreement and its performance; it shall also bear all the taxes thereof.

(7)         The Guarantor guarantees no any action or legal procedure is (or is to be) brought forward by any court, administration authorities or other concerned party, which may induce material adverse effects upon its business or financial status, including but not limited to the bankruptcy and liquidation.

6

4.              Covenants.

The Guarantor undertakes and agrees with the Bank throughout the continuance of this Guarantee that the Guarantor will, unless the Bank otherwise agrees in writing:

(1)         supply to the Bank:

(a)         as soon as they are available, but in any event within one hundred and eighty (180) days after the end of each financial year of the Guarantor copies of its financial statements in respect of such financial year (including a profit and loss account and balance sheet) audited by an internationally recognized firm of independent accountants or a certified public accountant registered in the PRC acceptable to the Bank;

(b)         as soon as they are available, but in any event within ninety (90) days after the end of each half of each financial year of the Guarantor, copies of its interim financial statements (including a profit and loss account and balance sheet) prepared on a basis consistent with the audited financial statements of the Guarantor together with a certificate signed by the principal financial officer of the Guarantor to the effect that such financial statements are true in all material respects and present fairly the financial position of the Guarantor as at the end of, and the results of its operations for, such half-year period;

(c)          promptly on request, such additional financial or other information relating to the Guarantor as the Bank may from time to time reasonably request;

(2)         keep proper records and books of account in respect of its business and permit the Bank and/or any professional consultants appointed by the Bank at all reasonable times to inspect and examine the records and account books of the Guarantor;

(3)         promptly inform the Bank of any litigation, arbitration or administrative proceeding;

(4)         maintain its corporate existence and conduct its business in a proper and efficient manner and in compliance with all laws, regulations, authorizations, agreements and

7

obligations applicable to it and pay all taxes imposed on it when due;

(5)         procure that there is no change of the shareholdings in or ownership or control (direct or indirect) of the Guarantor without the prior written consent of the Bank;

(6)         procure that no amendment or supplement is made to the articles of association of the Guarantor without the prior written consent of the Bank;

(7)         ensure that its obligations under this Guarantee at all times rank at least pari passu with all other unsecured obligations of the Guarantor unless otherwise provided by law;

(8)         ensure that not merge or consolidate with any other entity or take any step with a view to demerger, winding-up, administration, liquidation, bankruptcy or dissolution without the prior written consent of the Bank;

(9)         ensure that not create or attempt or agree to create or permit to arise or exist any charge over all or any part of its property, assets or revenues in favor of any person except for the Bank written consent of the Bank;

(10)  subjected to the written consent of the Bank, not sell, transfer or otherwise assign, deal with or dispose of all or any part of its business or (except for good consideration in the ordinary course of its business) its assets or revenues, whether by a single transaction or by a number of transactions whether related or not;

(11)  not enter into any agreement or obligation which might materially and adversely affect its financial or other condition.

5.              Expense and Fees.

(1)         The Guarantor undertakes hereby, once requested , it shall immediately pay to the Bank the related costs, expenses and fees (including litigation fee, reasonable attorney’s fee and other legal service fees) resulting from the exertion or protection of the rights/powers hereunder or from any dispute in relation to this Agreement which is ascribed to the Guarantor, or from any default by the

8

Guarantor hereunder.

(2)         The Guarantor shall assume all of the stamp duty or any other taxes in relation to this Agreement or the transfer hereunder; in case of any failure or delay of the said payment which leads to the occurrence of any liability, fee, claiming and expense of the Bank, the Guarantor shall compensate for it.

6.              Deduction Authorization and Set-off. The Guarantor hereby irrevocably authorizes, in case of any failure by the Guarantor to pay the debts due and payable to the Bank, the Bank shall have the right to deduct corresponding amount directly (regardless of the currency and deposit term) in any account of the Guarantor opened at the Bank to repay the debt, without any prior notice; for the purpose of this Agreement, the Guarantor confirms the Bank shall, at its sole discretion, decide the applicable exchange rate of currency conversion, and any deposit loss or exchange risk resulting from such conversion shall be borne by the Guarantor.

7.              Independence. The effectiveness of this Agreement is independent from that of the Principal Contract, and it will not be invalid or revocable due to the invalidity or revocation of Principal Contract. The invalidity or revocation of any term or condition hereunder shall not affect the validity of the other terms and conditions hereunder.

8.              Events of default. Each of the following circumstances shall constitute an event of default hereunder with respect to the Guarantor:

(1)         Any default by the Debtor under Principal Contract;

(2)         Any presentation and warranty made by the Guarantor is or proves to be incorrect or misleading in any material aspect, or the Guarantor fails to perform or comply with any stipulations hereunder in any material aspect;

(3)         Any other default by the Guarantor hereunder;

(4)         Any other circumstances occurred by the Guarantor that have material negative effect on the Guarantor’s ability to

9

fulfill its obligation under this Agreement.

9.              Disposal of Default. In case of any of the aforesaid events of default, the Bank shall have the right to declare the early-maturity of the Principal Amount under the Principal Contract and/or the Period for Claims’ Determination, and/or adopt one or several measures below:-

(1)         Declare the default of the Guarantor under this Agreement, and require the Guarantor to make prompt correction within designated correction period;

(2)         Require the Guarantor to assume the guarantee obligations as provided in this Agreement;

(3)         Require the Debtor or the Guarantor to provide new security;

(4)         File an action to competent People’s Court;

(5)         Take any other measure which is to the fullest extent allowed by PRC laws.

10.       Notice.

(1)         Any notice from one party to the other party shall be delivered to the address stated at the beginning of this Agreement, unless such address is changed with written notice by the other party. Any notice delivered to the above address shall be deemed to have been received:- for mail, on the 7th business day following the registered delivery date to the main business address; for express, on the signing date of the receiver; for fax or E-mail, on the delivering date of the fax or E-mail. All the notices, requirements or any other communications shall be deemed to be received as they are actually received by the Bank. The originals of the said notices and requirements delivered via fax shall be sent to the Bank via express or mail after the said fax.

(2)         The Guarantor consents and agrees, any summon or notice in relation to litigations/arbitrations shall be delivered or left to the address listed at the beginning of this Agreement. Once delivered or left to the said

10

address, it shall be deemed as received by the Guarantor. The Guarantor undertakes to forego all claims of defense.

11.       Miscellaneous.

(1)         This Agreement will come into force upon the seal and signature of both parties, and will terminate when all the secured debts hereunder have been fully and completely repaid.

(2)         This Agreement shall be governed by and construed in accordance with the laws of P.R. China.

(3)         All disputes under or relating to this Agreement shall be settled through friendly negotiations; in case of any failure of negotiation, the dispute shall be referred to the jurisdiction of competent people’s court of the place where the Bank is located. During the period of dispute, each party shall continue executing the clauses prescribed under the agreement which are not involved in the dispute.

(4)         This Agreement may be amended during the duration of this Agreement by the Parties, provided that such amendment shall be in writing and be drawn up in Schedules. Any Schedule is the integral part of this Agreement, all of which are of the same effect.

(5)         This Agreement shall be formed with both Chinese and English. In case of any discrepancy between the said versions, the Chinese version shall prevail.

(6)         Unless otherwise defined in this Agreement, the relevant words and phrases shall have the same meaning as in the Principal Contract.

(7)         This Agreement is made in two originals with equivalent legal effect; the Guarantor and the Bank keep one of them respectively.

-       End of this Guarantee       -

11

Guarantee Agreement (Maximum Amount)

For Corporate Guarantor

(Ref No.: CL201511002-GA-2)

Part I Execution Page	Agreement Ref. No.: CL201511002-GA-2

Execution Page

Bank	Guarantor

SPD SILICON VALLEY BANK CO., LTD.	Hong Kong Secoo Investment Group Limited

with address at	with address at

21/F, Block B, Baoland Plaza,	Flat/Room 1501 15/F, Lucky Centre,
No. 588, Dalian Road, Shanghai 200082	165-171 Wanchai Road, Wanchai, Hong Kong

hereinafter referred to as “Bank”	hereinafter referred to as “Guarantor”

The parties above hereby agree to and accept all terms and conditions set forth in this Agreement. The Client hereby confirms that sufficient interpretations and explanations have been made by the Bank in relation to the clauses hereunder and all of them have been understood, agreed and acknowledged by the Guarantor completely.

Accordingly, the above parties execute as follows:

/s/ Harvey Lum	/s/ Richard Rixue Li
Bank’s Authorized Signature	Guarantor’s Authorized Signature
on behalf of	on behalf of
Seal	Seal
Date 2016.05.11	Date 2016.05.11

1

Part II Content	Agreement Ref. No.: CL201511002-GA-2

Content

For the security of the well performance of the obligations under the Principal Contract (as defined hereunder) by the Debtor (as defined hereunder) and ensuring the recovery of the Bank’s right of credit, the Guarantor hereof agrees to assume the guarantee liability as agreed herein.

Therefore, a guarantee agreement (“the Agreement” or “Guarantee”) is reached by and between the Guarantor and the Bank hereof as follows.

I                   SPECIAL PROVISIONS

1.              Guarantee Obligations

(1)         The obligations of the Guarantor hereunder are joint and several.

(2)         The Guarantor hereby irrevocably and unconditionally guarantees to the Bank the due and punctual observance and performance of the payment obligations under the Principal Contract by the Borrower, provided that the Banks has other security rights (by way of, including but not limited to guarantee, mortgage, pledge, etc.), the Bank shall be entitled to first enforce its rights hereunder against the Guarantor within the Secured Extent, and shall not be required to take any steps to first enforce its creditor’s rights against any other security provider.

2.              Period of Guarantee

The period of guarantee shall be: two years after the expiration of the Period for Debt Performance of the Debtor under the Principal Contract.

For avoidance of doubt, the “expiration”, “maturity” or such similar wording shall be interpreted as including the circumstance that the creditor declares the early-maturity of any Principal amount, in whole or in part. In the event of the foregoing, the Period for Debt Performance shall be advanced to the date that such declaration of early-maturity is made, and

2

the Period for Claims’ Determination shall mature correspondingly.

3.              Principal Contract

The Principal Contract hereunder means: a series of documents of claims and liabilities executed or performed between the Debtor and the Bank hereunder within the stipulated Period for Claims’ Determination, including but not limited to Facility Agreement (Agreement No. CL201511002) dated May (Month) 11th (Day), 2016.

4.              Principal Amount secured by the Guarantee

The Principal Amount secured by the Guarantee means: the balance of one or several finances, provided by the Bank to the Debtor within the Period for Claims’ Determination specified hereunder.

5.              Period for Claims’ Determination

(1)         The Period for Claims’ Determination hereunder refers to: from May (Month) 11th (Day), 2016 to Dec. (Month) 31st (Day), 2017.

(2)         For the avoidance of doubt, the wording of “Claim” in the preceding paragraph, includes the circumstances set forth below:

(a)         Any document in relation to the creditor’s rights or the debts, if only signed and/or sealed by the Debtor and the Bank within the Period for Claims’ Determination, would be deemed complying with the requirements of this Agreement, and all debts arising therefrom would be secured by the maximum amount guarantee hereunder; and/or

(b)         Although no written documents in relation to the creditor’s rights or the debts is signed and/or sealed between the Debtor and the Bank, some evidence exists proving the occurrence of such debts within the Period for Claims’ Determination.

(3)         For the avoidance of doubt, in respect of the debts under the document in relation to the creditor’s rights or the debts stated in item (a) of the preceding paragraph, even if the actual debt occurs practically after the expiry date of

3

the Period for Claims’ Determination, it would also be secured by the maximum amount guarantee hereunder. The aforesaid debts occurred after the expiration date of the Period for Claims’ Determination includes, but not limited to, the circumstance as follows: any loan or credit line of loan is actually requested or drawn down after the expiration date of the Period for Claims’ Determination; any facility for purpose such as the issuance of the guarantee or the letter of credit is requested and utilized within the Period for Claims’ Determination and the bank issues the formal documents with commitment obligation, while the actual payment or advance under such documents occur after the expiration of the Period for Claims’ Determination; or, any facility for purpose such as the issuance of the guarantee or the letter of credit is requested for utilized after the expiration of the Period for Claims’ Determination.

(4)         For the avoidance of doubt, with respect to any debt under the circumstances stated in both item (a) and (b) of the preceding paragraph (2), even for the part of the debts that occur after the expiration of the Period for Claims’ Determination (e.g. the interest, penalty interest and other fees of an existing debt accrued after the expiration of the Period for Claims’ Determination), such part of the debts would also be secured by the maximum amount guarantee hereunder.

(5)         Special stipulations on the preceding debts (please check the appropriate box if it’s agreed by both parties; for the avoidance of doubt, please ensure that the selected item is consistent between English and Chinese version).

☐            It is specially agreed between the Guarantor and the Bank that, all the existing and outstanding debts (if any) under any facility or loan agreement(s) which is entered into by both the Debtor and the Bank prior to the Period for Claims’ Determination, would also be secured by the maximum amount guarantee hereunder.

6.              Maximum Limit of Claiming

The Maximum Limit of Claiming to the extent that the Guarantor shall assume as a security liability under this Agreement shall be: RMB60,000,000.00

4

or its equivalents in other currency.

7.              The Debtor

The Debtor hereunder, in terms of this Agreement, refers to Beijing Secoo Trading Limited, KUTIANXIA (BEIJING) INFORMATION TECHNOLOGY CO., LTD. and Shanghai Secoo E-commerce Limited.

II              GENERAL PROVISIONS

1.              Secured Extent. The Secured Extent of this Guarantee hereunder covers the following items resulting from Principal Contract: the Principal Amount hereof, interest, penalty interest, required cash deposit, compound interest, penalty fine, damage compensation, assessment fees, notarization fees, commission, expenses for realization of the Bank’s rights (including but not limited to litigation fees, property preservation fees, travel fees, auction fees, legal services fees and execution fees), the loss and damage resulting from the defaults of the Guarantor and any other expenses payable by the Debtor under Principal Contract.

2.              Choice of Security Interests. When the Bank intends to exercise the security interests due to any default of the Debtor under Principal Contract and/or that of the Guarantor hereunder, if the Principal Amount secured hereunder is secured by both property security and non-property guarantee, the Bank shall, at its full discretion, choose the security interest to be first claimed; namely, it may either recover the debts with the property security thereunder (including this Agreement) first, or require the guarantor to assume guaranteed liability thereunder first. The Guarantor agrees that in any case, the Bank’s failure to promptly exercise or Bank’s delay in exercising any of its right under the other agreements to which the Debtor is a party, such rights including but not limited to right of claiming, right of security interest, right of relief under breach of contract, shall not be deemed as the Bank’s intention to forego such rights to exercise or as a waiver thereof, and shall not preclude the exercise of any right hereunder.

3.              Representations and warranties. The Guarantor represents and warrants to the Bank as follows; the

5

Guarantor confirms its understanding that the performance of any obligation hereunder by the Bank is totally based on such Representations and Warranties.

(1)         The Guarantor guarantees it is a legal person duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(2)         The Guarantor, according to PRC laws, has full power to enter into this Agreement and exercise/perform rights and obligations hereunder, and has all necessary authorization and ratification in respect of the execution of this Agreement and the performance of the obligations hereunder.

(3)         The execution of this Agreement will neither constitute any breach of the laws, regulations, rules, judicial decisions, and awards that the Guarantor shall abide by, nor conflict with its articles of association, any contracts/agreements it signed and any other obligations assumed by it.

(4)         All the provisions hereunder are the expression of true intention and interest made by the Guarantor, and shall be legally binding thereupon.

(5)         All the financial statements provided by the Guarantor to the Bank are prepared in accordance with the general accounting standards, which indicate the financial status of the Guarantor truly and fairly; all the materials and documents in relation to this Agreement are truthful, effective, accurate, integral without any hidden facts purposely undisclosed to Bank..

(6)         The Guarantor guarantees it shall duly complete all the formalities of filing, recording or registration that it shall assume to ensure the validity of this Agreement and its performance; it shall also bear all the taxes thereof.

(7)         The Guarantor guarantees no any action or legal procedure is (or is to be) brought forward by any court, administration authorities or other concerned party, which may induce material adverse effects upon its business or financial status, including but not limited to the bankruptcy and liquidation.

6

4.              Covenants.

The Guarantor undertakes and agrees with the Bank throughout the continuance of this Guarantee that the Guarantor will, unless the Bank otherwise agrees in writing:

(1)         supply to the Bank:

(a)         as soon as they are available, but in any event within one hundred and eighty (180) days after the end of each financial year of the Guarantor copies of its financial statements in respect of such financial year (including a profit and loss account and balance sheet) audited by an internationally recognized firm of independent accountants or a certified public accountant registered in the PRC acceptable to the Bank;

(b)         as soon as they are available, but in any event within ninety (90) days after the end of each half of each financial year of the Guarantor, copies of its interim financial statements (including a profit and loss account and balance sheet) prepared on a basis consistent with the audited financial statements of the Guarantor together with a certificate signed by the principal financial officer of the Guarantor to the effect that such financial statements are true in all material respects and present fairly the financial position of the Guarantor as at the end of, and the results of its operations for, such half-year period;

(c)          promptly on request, such additional financial or other information relating to the Guarantor as the Bank may from time to time reasonably request;

(2)         keep proper records and books of account in respect of its business and permit the Bank and/or any professional consultants appointed by the Bank at all reasonable times to inspect and examine the records and account books of the Guarantor;

(3)         promptly inform the Bank of any litigation, arbitration or administrative proceeding;

(4)         maintain its corporate existence and conduct its business in a proper and efficient manner and in compliance with all laws, regulations, authorizations, agreements and

7

obligations applicable to it and pay all taxes imposed on it when due,

(5)         procure that there is no change of the shareholdings in or ownership or control (direct or indirect) of the Guarantor without the prior written consent of the Bank;

(6)         procure that no amendment or supplement is made to the articles of association of the Guarantor without the prior written consent of the Bank;

(7)         ensure that its obligations under this Guarantee at all times rank at least pari passu with all other unsecured obligations of the Guarantor unless otherwise provided by law;

(8)         ensure that not merge or consolidate with any other entity or take any step with a view to demerger, winding-up, administration, liquidation, bankruptcy or dissolution without the prior written consent of the Bank;

(9)         ensure that not create or attempt or agree to create or permit to arise or exist any charge over all or any part of its property, assets or revenues in favor of any person except for the Bank written consent of the Bank;

(10)  subjected to the written consent of the Bank, not sell, transfer or otherwise assign, deal with or dispose of all or any part of its business or (except for good consideration in the ordinary course of its business) its assets or revenues, whether by a single transaction or by a number of transactions whether related or not;

(11)  not enter into any agreement or obligation which might materially and adversely affect its financial or other condition.

5.              Expense and Fees.

(1)         The Guarantor undertakes hereby, once requested, it shall immediately pay to the Bank the related costs, expenses and fees (including litigation fee, reasonable attorney’s fee and other legal service fees) resulting from the exertion or protection of the rights/powers hereunder, or from any dispute in relation to this Agreement which is ascribed to the Guarantor, or from any default by the

8

Guarantor hereunder.

(2)         The Guarantor shall assume all of the stamp duty or any other taxes in relation to this Agreement or the transfer hereunder; in case of any failure or delay of the said payment which leads to the occurrence of any liability, fee, claiming and expense of the Bank, the Guarantor shall compensate for it.

6.              Deduction Authorization and Set-off. The Guarantor hereby irrevocably authorizes, in case of any failure by the Guarantor to pay the debts due and payable to the Bank, the Bank shall have the right to deduct corresponding amount directly (regardless of the currency and deposit term) in any account of the Guarantor opened at the Bank to repay the debt, without any prior notice; for the purpose of this Agreement, the Guarantor confirms the Bank shall, at its sole discretion, decide the applicable exchange rate of currency conversion, and any deposit loss or exchange risk resulting from such conversion shall be borne by the Guarantor.

7.              Independence. The effectiveness of this Agreement is independent from that of the Principal Contract, and it will not be invalid or revocable due to the invalidity or revocation of Principal Contract. The invalidity or revocation of any term or condition hereunder shall not affect the validity of the other terms and conditions hereunder.

8.              Events of default. Each of the following circumstances shall constitute an event of default hereunder with respect to the Guarantor:

(1)         Any default by the Debtor under Principal Contract;

(2)         Any presentation and warranty made by the Guarantor is or proves to be incorrect or misleading in any material aspect, or the Guarantor fails to perform or comply with any stipulations hereunder in any material aspect;

(3)         Any other default by the Guarantor hereunder;

(4)         Any other circumstances occurred by the Guarantor that have material negative effect on the Guarantor’s ability to

9

fulfill its obligation under this Agreement.

9.              Disposal of Default. In case of any of the aforesaid events of default, the Bank shall have the right to declare the early-maturity of the Principal Amount under the Principal Contract and/or the Period for Claims’ Determination, and/or adopt one or several measures below:-

(1)         Declare the default of the Guarantor under this Agreement, and require the Guarantor to make prompt correction within designated correction period;

(2)         Require the Guarantor to assume the guarantee obligations as provided in this Agreement;

(3)         Require the Debtor or the Guarantor to provide new security;

(4)         File an action to competent People’s Court;

(5)         Take any other measure which is to the fullest extent allowed by PRC laws.

10.       Notice.

(1)         Any notice from one party to the other party shall be delivered to the address stated at the beginning of this Agreement, unless such address is changed with written notice by the other party. Any notice delivered to the above address shall be deemed to have been received:- for mail, on the 7th business day following the registered delivery date to the main business address; for express, on the signing date of the receiver; for fax or E-mail, on the delivering date of the fax or E-mail. All the notices, requirements or any other communications shall be deemed to be received as they are actually received by the Bank. The originals of the said notices and requirements delivered via fax shall be sent to the Bank via express or mail after the said fax.

(2)         The Guarantor consents and agrees, any summon or notice in relation to litigations/arbitrations shall be delivered or left to the address listed at the beginning of this Agreement. Once delivered or left to the said

10

address, it shall be deemed as received by the Guarantor. The Guarantor undertakes to forego all claims of defense.

11.       Miscellaneous.

(1)         This Agreement will come into force upon the seal and signature of both parties, and will terminate when all the secured debts hereunder have been fully and completely repaid.

(2)         This Agreement shall be governed by and construed in accordance with the laws of P.R. China.

(3)         All disputes under or relating to this Agreement shall be settled through friendly negotiations; in case of any failure of negotiation, the dispute shall be referred to the jurisdiction of competent people’s court of the place where the Bank is located. During the period of dispute, each party shall continue executing the clauses prescribed under the agreement which are not involved in the dispute.

(4)         This Agreement may be amended during the duration of this Agreement by the Parties, provided that such amendment shall be in writing and be drawn up in Schedules. Any Schedule is the integral part of this Agreement, all of which are of the same effect.

(5)         This Agreement shall be formed with both Chinese and English. In case of any discrepancy between the said versions, the Chinese version shall prevail.

(6)         Unless otherwise defined in this Agreement, the relevant words and phrases shall have the same meaning as in the Principal Contract.

(7)         This Agreement is made in two originals with equivalent legal effect; the Guarantor and the Bank keep one of them respectively.

-   End of this Guarantee   -

11

Floating Mortgage Agreement (Maximum Amount)

(Ref No.: CL201511002-FM)

Part I Execution Page	Agreement Ref. No.: CL201511002-FM

Execution Page

Mortgagee	Mortgagor

SPD SILICON VALLEY BANK CO., LTD.	Beijing Secoo Trading Limited

with address at	with address at

21/F, Block B, Baoland Plaza,	Room 2405, Building No. 31, No. 25, Yuetan
No. 588, Dalian Road, Shanghai 200082	North Street, Xicheng District, Beijing

hereinafter referred to as “Mortgagee”	hereinafter referred to as “Mortgagor”

The parties above hereby agree to and accept all terms and conditions set forth in this Agreement. The Mortgagor hereby confirms that sufficient interpretations and explanations have been made by the Mortgagee in relation to the clauses hereunder and all of them have been understood, agreed and acknowledged by the Mortgagor completely.

Accordingly, the above parties execute as follows:

/s/ Harvey Lum	/s/ Richard Rixue Li
Mortgagee’s Authorized Signature	Mortgagor’s Authorized Signature
on behalf of	on behalf of
Seal	Seal
Date 2016.05.11	Date 2016.05.11

1

Part II Content	Agreement Ref. No.: CL201511002-FM

Content

For the security of the well performance of the obligations under the Principal Contract (as defined hereunder) by the Debtor (as defined hereunder) and ensuring the recovery of the Mortgagee’s right of credit, the Mortgagor hereof agrees to set up a mortgage to the Mortgagee with all of its currently existing and future equipments and machines for production, raw materials, semi-manufactured productions, finished productions and any other inventory, and designate the Mortgagee hereunder as the first-priority mortgagee.

Therefore, a mortgage agreement (“the Agreement”) is reached by and between the Mortgagor and the Mortgagee hereof as follows.

I                   SPECIAL PROVISIONS

1.              Mortgage and the Category it Belongs to

(1)         The Mortgagor agrees to provide a mortgage to the Mortgagee with its Charged Property (as defined hereunder). In case of any circumstance that the Debtor (as defined hereunder) fails to repay the obligation due and payable under the Principal Contract (as defined hereunder), or that the right of mortgage may be exercised in accordance with the stipulations hereunder, the Mortgagee shall have the right to be repaid in the first priority upon the Charged Property at the realization of the Mortgage hereunder.

(2)         The Mortgage hereunder is a Floating Mortgage and Maximum Amount Mortgage in nature, with chattels as charged property.

2.              Charged Property

The Charged Property hereunder means: all of the Mortgagor’s currently existing and future equipments and machines for production, raw materials, semi-manufactured productions and finished productions

2

3.              Principal Contract

The Principal Contract hereunder means: a series of documents of claims and liabilities executed or performed between the Debtor and the Mortgagee hereunder within the stipulated Period for Claims’ Determination, including but not limited to Facility Agreement (Agreement No. CL201511002) dated May (Month) 11th (Day), 2016.

4.              Principal Amount secured by the Mortgage

The Principal Amount secured by the Guarantee means: the balance of one or several finances, provided by the Mortgagee to the Debtor within the Period for Claims’ Determination specified hereunder.

5.              Period for Claims’ Determination

(1)         The Period for Claims’ Determination hereunder refers to: from Apr. (Month) 18th (Day), 2016 to Dec. (Month) 31st (Day), 2017.

(2)         For the avoidance of doubt, the wording of “Claim” in the preceding paragraph, includes the circumstances set forth below:

(a)         Any document in relation to the creditor’s rights or the debts, if only signed and/or sealed by the Debtor and the Mortgagee within the Period for Claims’ Determination, would be deemed complying with the requirements of this Agreement, and all debts arising therefrom would be secured by the maximum amount mortgage hereunder; and/or

(b)         Although no written documents in relation to the creditor’s rights or the debts is signed and/or sealed between the Debtor and the Mortgagee, some evidence exists proving the occurrence of such debts within the Period for Claims’ Determination.

(3)         For the avoidance of doubt, in respect of the debts under the document in relation to the creditor’s rights or the debts stated in item (a) of the preceding paragraph, even if the actual debt occurs practically after the expiry date of the Period for Claims’ Determination, it would also be secured by the maximum amount mortgage hereunder. The aforesaid debts occurred after the expiration date of

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the Period for Claims’ Determination includes, but not limited to, the circumstance as follows: any loan or credit line of loan is actually requested or drawn down after the expiration date of the Period for Claims’ Determination; any facility for purpose such as the issuance of the guarantee or the letter of credit is requested and utilized within the Period for Claims’ Determination and the Mortgagee issues the formal documents with commitment obligation, while the actual payment or advance under such documents occur after the expiration of the Period for Claims’ Determination; or, any facility for purpose such as the issuance of the guarantee or the letter of credit is requested for utilized after the expiration of the Period for Claims’ Determination.

(4)         For the avoidance of doubt, with respect to any debt under the circumstances stated in both item (a) and (b) of the preceding paragraph (2), even for the part of the debts that occur after the expiration of the Period for Claims’ Determination (e.g. the interest, penalty interest and other fees of an existing debt accrued after the expiration of the Period for Claims’ Determination), such part of the debts would also be secured by the maximum amount mortgage hereunder.

(5)         Special stipulations on the preceding debts (please check the appropriate box if it’s agreed by both parties; for the avoidance of doubt, please ensure that the selected item is consistent between English and Chinese version ).

☐            It is specially agreed between the Mortgagor and the Mortgagee that, all the existing and outstanding debts (if any) under any facility or loan agreement(s) which is entered into by both the Debtor and the Mortgagee prior to the Period for Claims’ Determination, would also be secured by the maximum amount mortgage hereunder.

6.              Maximum Limit of Claiming

The Maximum Limit of Claiming to the extent that the Mortgagor shall assume as a security liability under this Agreement shall be: RMB60.000,000.00 or its equivalents in other currency.

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7.              The Debtor

The Debtor hereunder, in terms of this Agreement, refers to Beijing Secoo Trading Limited, KUTIANXIA (BEIJING) INFORMATION TECHNOLOGY CO., LTD. and Shanghai Secoo E-commerce Limited.

II              GENERAL PROVISIONS

1.              Secured Extent. The Secured Extent of this Guarantee hereunder covers the following items resulting from Principal Contract: the Principal Amount hereof, interest, penalty interest, required cash deposit, compound interest, penalty fine, damage compensation, assessment fees, notarization fees, commission, expenses for realization of the Mortgagee’s rights (including but not limited to litigation fees, property preservation fees, travel fees, auction fees, legal services fees and execution fees), the loss and damage resulting from the defaults of the Mortgagor and any other expenses payable by the Debtor under Principal Contract.

2.              Choice of Security Interests. When the Mortgagee intends to exercise the security interests due to any default of the Debtor under Principal Contract and/or that of the Mortgagor hereunder, if the Principal Amount secured hereunder is secured by both property security and non-property guarantee, the Mortgagee shall, at its full discretion, choose the security interest to be first claimed; namely, it may either recover the debts with the property security thereunder (including this Agreement) first, or require the Mortgagor to assume guaranteed liability thereunder first. The Mortgagor agrees that in any case, the Mortgagee’s failure to promptly exercise or Mortgagee’s delay in exercising any of its right under the other agreements to which the Debtor is a party, such rights including but not limited to right of claiming, right of security interest, right of relief under breach of contract, shall not be deemed as the Mortgagee’s intention to forego such rights to exercise or as a waiver thereof, and shall not preclude the exercise of any right hereunder.

3.              Representations and warranties. The Mortgagor represents and warrants to the Mortgagee as follows; the Mortgagor confirms its understanding that the performance of any obligation hereunder by the

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Mortgagee is totally based on such Representations and Warranties.

(1)         The Mortgagor guarantees it is a legal person duly incorporated and validly existing under the laws of P. R. China (for the purpose of this Agreement, not including the laws of Hong Kong SAR, Macau SAR and the area of Taiwan, sic passim), and has full capacity for civil rights and to bear civil liabilities independently in accordance with PRC laws.

(2)         The Mortgagor, according to PRC laws, has full power to enter into this Agreement and exercise/perform rights and obligations hereunder, and has all necessary authorization and ratification in respect of the execution of this Agreement and the performance of the obligations hereunder.

(3)         The execution of this Agreement will neither constitute any breach of the laws, regulations, rules, judicial decisions, and awards that the Mortgagor shall abide by, nor conflict with its articles of association, any contracts/agreements it signed and any other obligations assumed by it.

(4)         All the provisions hereunder are the expression of true intention and interest made by the Mortgagor, and shall be legally binding thereupon.

(5)         All the financial statements provided by the Mortgagor to the Mortgagee are prepared in accordance with the general accounting standards it applied, which indicate the financial status of the Mortgagor truly and fairly; all the materials and documents in relation to this Agreement are truthful, effective, accurate, integral without any hidden facts purposely undisclosed to Mortgagee..

(6)         Subject to the clause 5 paragraph (3) of the General Provisions on the exceptional agreement of the Ordinary Course of Business, The Mortgagor has full and lawful ownership upon the Charged Property. In case that the Charged Property belongs to the kind of property which needs prior approvals or consents before its mortgage according to the laws or regulations, the Mortgagor guarantees it has obtained the said approvals or consents and the necessary procedure is completed The

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Mortgagor confirms hereby there is not any dispute concerning the Mortgage’s ownership and disposal right, or any circumstance (such as sealing up, distrainment and etc.) which may influence the exercising of the mortgage right of the Mortgagee.

(7)         Subject to the clause 5 paragraph (3) of the General Provisions on the exceptional agreement of the Ordinary Course of Business, The Mortgagor confirms that except for the right of mortgage established in accordance with this Agreement, there is no other mortgage, pledge, lien or any other priority right which is (or is to be) established or maintained in any form upon the Charged Property (whether current or future).

(8)         The Mortgagor guarantees it shall duly complete all the formalities of filing, recording or registration that it shall assume to ensure the validity of this Agreement and its performance; it shall also bear all the taxes thereof.

(9)         The Mortgagor guarantees no any action or legal procedure is (or is to be) brought forward by any court, administration authorities or other concerned party, which may induce material adverse effects upon its business or financial status, including but not limited to the bankruptcy and liquidation.

4.              Covenants.

(1)         The Mortgagor shall abide by all laws and regulations in relation to this Agreement, keep in compliance with the obligations and liabilities hereunder.

(2)         Upon the Mortgagee’s request, the Mortgagor shall report to the Mortgagee of the status of the Charged Property at the end of each month in written form (chopped with the official seal), the report shall include but not limited to the following contents: the acquisition, addition, consumption and use of different types of Charged Property; the situation of the storage and maintenance of different types of Charged Property; the major or unusual incidents monthly occurred that may affect the value of Charged Property or the normal production and operation of mortgagor. The Mortgagee shall, at any time, have the right to, make the on-site verification on the status quo to the Charged Property, or require the Mortgagor to provide

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the written report or other relevant supporting information of the quantity, value and conditions of the Charged Property; or appoint the valuation agency to assess the value of the existing Charged Property, and such cost shall be borne by the Mortgagor.

(3)         For those items that circulation is restricted to be pledged, the Mortgagor shall assist the Mortgagee to handle the relevant procedures for such item, and ensure the pledge right is effectively established.

(4)         Subject to the clause 5 paragraph (3) of the General Provisions on the exceptional agreement of the Ordinary Course of Business, the Mortgagor shall keep the Charged Property in good and well condition, and shall agree to be inspected by the Mortgagee and its representatives upon the request of the Mortgagee. The reasonable suggestion about the well maintenance of the Mortgage made by the Mortgagee during the inspection shall be adopted and applied by the Mortgagor in time. The Mortgagor agrees that it shall bear all the expenses induced by the Mortgage keeping or maintaining.

(5)         If the Charged Property under this Agreement cease to operate as a Floating Mortgage by Crystallization and turn to operate as a fixed charge, in case that the value of the Charged Property is decreased for the action from the third party during Mortgage period, the compensation funds hereof shall be paid or delivered to the Mortgagee, and be used to recover the damage part of the Charged Property or to repay the debt hereof. If the Mortgagee considers the Charged Property has been damaged severely and could not be replaced again, it shall have the right to use the said compensation funds to prepay the debts in accordance with the stipulations of Principal Contract. The balance after the prepayment, if any, shall be returned to the Mortgagor.

(6)         Subject to the clause 5 paragraph (3) of the General Provisions on the exceptional agreement of the Ordinary Course of Business, without prior written consent of the Mortgagee, the Mortgagor shall not dispose of the Charged Property in any manner.

(7)         In case that the Mortgagor or the Charged Property is involved in any litigation, arbitration or administrative

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procedure, the Mortgagor shall immediately inform the Mortgagee of the details in written form.

(8)         The Mortgagor confirms it shall be liable for the completion of the formalities of Mortgage registration. The corresponding certificates (original), such as Registration of Other Rights over Mortgage, Registration of Mortgage and other title certificates, shall be kept by the Mortgagee.

(9)         The Mortgagor shall inform the Mortgagee in time of any event which may affect the Charged Property or its value (including but not limited to the significantly decreased of the value of the Charged Property that may substantially affect the mortgage right of the Mortgagee, and the damage or the loss of the Charged Property that happened after Crystallization). In case of requirement by the Mortgagee, the Mortgagor shall, within 3 business days, provide further security which shall be recognized and accepted by the Mortgagee. The unaffected part of the original Mortgage shall continue to be as security hereunder.

(10)  In case that the Mortgagee transfers or assigns its creditor’s rights under Principal Contract in whole or in part, the corresponding benefits of Mortgage hereunder shall be transferred to the assignee at the same time. The Mortgagor shall assist to complete the necessary legal procedures, and shall continue to assume the security liability within the original Secured Extent.

(11)  The Mortgagor shall not take any action which may affect or harm the rights of the Mortgagee over the Mortgage or hereunder.

(12)  During the period of this Agreement, the Mortgagee shall have the right to require the Mortgagor to have part or entire of the Charged Property insured (especially of those non consumption goods like the machinery equipment) as the case may be, the Mortgagor shall actively cooperate upon the request of the Mortgagee and bear the cost.

(13)  Special Conditions for the Supervision on the funds related to the sale, lease and other related proceeds:-

(a)         The Mortgagor hereby acknowledges that, except

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previously agreed by the Mortgagee in written form, the Mortgagor ensure that all the funds related to the sale, lease and other related proceeds hereunder shall be paid to the following fund supervision account of the Mortgagor which is opened at the Mortgagee (“Fund Supervision Account”), continue to serve as the guarantee of the debt repayment under the Principal Contract, and accept the Mortgagee’s supervision, the Fund Supervision Account is:-

(b)         The Mortgagor undertakes that, it shall not use the relevant funds in the Fund Supervision Account from the date of entering this Agreement to the date of all debts under the Principal Contract are discharged, subject to the usages listed below:- in payment of the relevant taxes, government fees and charges; in payment of the staff wages; in payment of the purchase of equipment costs; in payment of the daily operating costs of enterprises; in payment of the purchase price in ordinary course of business or service charges; and other purposes by the written consent of the Mortgagee.

(c)          The Mortgagor undertakes that, only after providing the real, effective and rational credentials or statements of the use of the payment stated herein, can it use the funds in the Fund Supervision Account.

5.              Crystallization and Fixed

(1)         The Crystallization of this Agreement refers to the event, process or status that will cause the mortgage under this Agreement cease to operate as a Floating Mortgage and will operate as a fixed charge, and the range of the Charged Property will fix. When the crystallization that stipulated by law or by this Agreement occurs, or at the time that the Mortgagee declare crystallization of the mortgage right in accordance with this Agreement, the Mortgagor shall assume the responsibility of mortgage under this Agreement to the extent of the range of the Charged Property when it has been crystallized.

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(2)         Each of the following circumstances shall constitute an event of Crystallization hereunder (Crystallization Event), Floating Mortgage will be crystallized when Crystallization Event occurs, and property of the mortgage will be fixed accordingly (unless otherwise provided by law):-

(a)         Any default of event as stipulated in this Agreement occurs, and the Mortgagee makes the declaration of Crystallization;

(b)         Any situation that agreed between the Mortgagor and Mortgagee to realize the mortgage right.

To the extent permitted by law, if several situations that may call Crystallization exist at the same time, the Mortgagee shall have the right, in its sole discretion, to select the situation and the time to declare the Crystallization.

(3)         Prior to Crystallization, the Mortgagor can use, consume or disposal of the relevant Charged Property in the ordinary course of business within the range that approved by this Agreement. When the product or other object which has been floated pledged (“Sold Object”) being sold, as long as the purchaser paid to the Mortgagor a reasonable price in good faith and on possession of such Sold Object, then the Sold Object will automatically be excluded from the range of Charged Property hereunder, and will not be regarded as the subject of Charged Property under this Agreement.

The Ordinary Course of Business mentioned above refers to:- the following business activities of the Mortgagor to maintain the normal production, operating conditions and for the purpose of gaining lawful business proceeds that are within the scope of the business and authorization and without ultra vires actions:- (a) the ordinary use of the machinery and equipment (including reasonable wastage/ depreciation), raw material consumption, further processing of the semi-finished products and sales practices on the product; (b) any other activity agreed by the Mortgagee that is an ordinary business activity.

(4)         Prior to Crystallization and after the signing of this Agreement, all production equipment, raw materials,

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semi-finished products or products accessed by the Mortgagor from time to time, will automatically be included in the scope of the Floating Mortgage, and as subject matter of the Floating Mortgage under this Agreement.

(5)         Prior to Crystallization and without the written consent of the Mortgagee, the Mortgagor shall not set up general fixed mortgage right, pledge right or other security interest on any specific mortgaged property which has been included into the range of the Floating Mortgage hereunder to any third party. After the signing of this Agreement, the Mortgagor shall not set up new Floating Mortgage on any mortgaged property which has been included into the range of the Floating Mortgage hereunder to any third party.

(6)         After Crystallization and without the written consent of the Mortgagee, the Mortgagor shall not disposal any crystallized mortgaged property (including the property that failed to be actually delivered or performed to a third party).

(7)         After Crystallization, the Mortgagor shall not set up any mortgage right, pledge right or any other rights on any crystallized mortgaged property (including the property that failed to be actually delivered or performed to a third party).

(8)         In accordance with law and this Agreement, once Crystallized, the Mortgagor shall, in a immediate and initiative manner(or upon the request of the Mortgagor), submit list of all the equipment, raw materials, semi-finished products or products that it has processed when Crystallization. For the pledge right or other security interest that being set upon the Charged Property by the Mortgagor to the third party before Crystallization without consent of the Mortgagee or in breach of this Agreement, the Mortgagor shall be responsible for eliminating them and recovering the Charged Property on its own expense(if required). Any liabilities arising therefrom shall be borne by the Mortgagor to the third party with its other assets (such as bank deposits) than the Charged Property hereunder. For the sale and purchase agreements of the Charged Property that being entered before Crystallization, unless the object under such sale

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and purchase agreements has been delivered and the purchaser has paid reasonable price in good faith, the Mortgagor shall notify the purchaser to terminate the sale and purchase agreements. Any liabilities arising therefrom shall be borne by the Mortgagor to the third party with its other assets (such as bank deposits) than the Charged Property hereunder.

6.              Realization of Mortgage Right

(1)         In case that any events of default under this Agreement occurs, or other situation of realizing the mortgage right agreed by the parties occurs, and the Mortgagee decides Crystallization, the Mortgagee shall have the right to notify the Mortgagor that the Floating Mortgage hereunder be crystallized immediately. The notification obligation of the Mortgagee shall be deemed being performed upon the occurrence of each of the following situations:-

(a)         There is evidence to prove that the Mortgagee has sent the notice to the following designated contact person or that the Mortgagee has deliver the written notice to the following designated contact address:-

Designated contact information of the Mortgagor:

Company Name: Same as the name of the Mortgagor listed at the head of this Agreement

Address of Delivery: Room 1503, Block C, Galaxy SOHO, Chaoyangmen Inner Street, Dongcheng District, Beijing

(b)         The Mortgagee has filed a suit to any court in respect of the Principal Contract or this Agreement.

(2)         After Crystallization, the Mortgagee shall have the right to dispose of the Crystallized mortgage property in accordance with the provisions of the laws and this Agreement, and to take any measures allowed by laws to realize the mortgage right.

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(3)         Unless otherwise provided in PRC laws or in the Principal Contract, the proceeds acquired from the disposal of the security hereunder shall be distributed in the sequence set forth below:

a)             Any fee, penalty fine and compensation payable;

b)             Any penalty interest payable;

c)              Any interest payable;

d)             Any principal payable.

For the monies obtained after the enforcement of the Charged Property hereunder, if they exceed all the amount of the indebtedness secured by the Charged Property, the excess part shall belong and be returned to the Mortgagor.

7.              Expense and Fees.

(1)         The Mortgagor undertakes hereby, once requested, it shall immediately pay to the Mortgagee the related costs, expenses and fees (including litigation fee, reasonable attorney’s fee and other legal service fees) resulting from the exertion or protection of the rights/powers hereunder, or from any dispute in relation to this Agreement which is ascribed to the Mortgagor, or from any default by the Mortgagor hereunder.

(2)         The Mortgagor shall assume all of the stamp duty or any other taxes in relation to this Agreement or the transfer hereunder; in case of any failure or delay of the said payment which leads to the occurrence of any liability, fee, claiming and expense of the Mortgagee, the Mortgagor shall compensate for it.

8.              Deduction Authorization and Set-off. The Mortgagor hereby irrevocably authorizes, in case of any failure by the Mortgagor to pay the debts due and payable to the Mortgagee, the Mortgagee shall have the right to deduct corresponding amount directly (regardless of the currency and deposit term) in any account of the Mortgagor opened at the Mortgagee to repay the

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debt without any prior notice; for the purpose of this Agreement, the Mortgagor confirms the Mortgagee shall, at its sole discretion, decide the applicable exchange rate of currency conversion, and any deposit loss or exchange risk resulting from such conversion shall be borne by the Mortgagor.

9.              Independence. The effectiveness of this Agreement is independent from that of the Principal Contract, and it will not be invalid or revocable due to the invalidity or revocation of Principal Contract. The invalidity or revocation of any term or condition hereunder shall not affect the validity of the other terms and conditions hereunder.

10.       Events of default. Each of the following circumstances shall constitute an event of default hereunder with respect to the Mortgagor:

(1)         Any default by the Debtor under Principal Contract;

(2)         Any failure by the Mortgagor to perform the obligations concerning the Mortgage Registration;

(3)         Without prior consent of the Mortgagee, the Mortgagor denotes, transfers, rents the Mortgage, or sets up new Floating Mortgage or general fix mortgage security thereupon, make the Charged Property as capital contribution or disposes of the Charged Property in any other form;

(4)         Prior to Crystallization, any damage, loss, substantially reduce of the value of the Charged Property, and upon requested by the Mortgagee, the Mortgagor fails to restore the value of the Charged Property, or fails to provide any other security that satisfied by the Mortgagee; After Crystallization, the value-decrease of the Charged Property due to the Mortgagor’s fault;

(5)         The Mortgagor fails to transfer all the funds related to the sale, lease and other related proceeds hereunder to the fund supervision account in accordance with this Agreement, or does not accept the fund supervision and does not use the funds in accordance with this Agreement;

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(6)         Any presentation and warranty made by the Mortgagor is or proves to be incorrect or misleading in any material aspect, or the Mortgagor fails to perform or comply with any stipulations hereunder in any material aspect;

(7)         Any other default by the Mortgagor hereunder;

(8)         Any damage, loss, substantially reduce of the value of the Charged Property due to the third party’s fault, and the Mortgagor fails to dispose of the compensation funds in accordance with this Agreement;

(9)         Any other circumstances occurred by the Mortgagor that have material negative effect on the Mortgagor’s ability to fulfill its obligation under this Agreement.

11.       Disposal of default. In case of any of the aforesaid events of default, the Mortgagee shall have the right to adopt one or several measures below:

(1)         Delare the default of the Mortgagor under this Agreement, and require the Mortgagor to make prompt correction within designated correction period;

(2)         Delare the Crystallization in accordance with clause 6 of this Agreement; the Floating Mortgage will be crystallized and the property of the mortgage will be fixed accordingly;

(3)         Request the Mortgagor ceasing the use, consume, sale or disposal of the Crystallized Charged Property(including the property that failed to be actually delivered or performed to a third party), and request the Mortgagor to recover the mortgage property which does not belong to the ordinary course of business that disposed before Crystallization;

(4)         Dispose of the Charged Property and realize the Mortgage right according to the provisions hereunder and PRC laws;

(5)         Deduct the funds in the fund supervision account or other account of the Mortgagor;

(6)         Require the Debtor or the Mortgagor to provide new security;

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(7)         File an action to competent People’s Court;

(8)         Take any other measure which is to the fullest extent allowed by PRC laws.

12.       Notice.

(1)         Any notice from one party to the other party shall be delivered to the address at the address stated at the beginning of this Agreement, unless such address is changed with written notice by the other party. Any notice delivered to the above address shall be deemed to have been received:- for mail, on the 7th business day following the registered delivery date to the main business address; for express, on the signing date of the receiver; for fax or E-mail, on the delivering date of the fax or E-mail. All the notices, requirements or any other communications shall be deemed to be received as they are actually received by the Mortgagee. The originals of the said notices and requirements delivered via fax shall be sent to the Mortgagee via express or mail after the said fax.

(2)         The Mortgagor consents and agrees, any summon or notice in relation to litigations/arbitrations shall be delivered or left to the address listed at the beginning of this Agreement. Once delivered or left to the said address, it shall be deemed as received by the Mortgagor. The Mortgagor undertakes to forego all claims of defense.

13.       Miscellaneous.

(1)         This Agreement will come into force upon the seal and signature of both parties, and will terminate when all the debts secured hereof are fully and completely repaid and the mortgage registration, if any, has been cancelled.

(2)         This Agreement shall be governed by and construed in accordance with the laws of P.R. China.

(3)         All disputes under or relating to this Agreement shall be settled through friendly negotiations; in case of any failure of negotiation, the dispute shall be referred to the

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jurisdiction of competent people’s court of the place where the Mortgagee is located During the period of dispute, each party shall continue executing the clauses prescribed under the agreement which are not involved in the dispute.

(4)         This Agreement may be amended during the duration of this Agreement by the Parties, provided that such amendment shall be in writing and be drawn up in Schedules. Any Schedule is the integral part of this Agreement, all of which are of the same effect.

(5)         This Agreement shall be formed with both Chinese and English. In case of any discrepancy between the said versions, the Chinese version shall prevail.

(6)         Unless otherwise defined in this Agreement, the relevant words and phrases shall have the same meaning as in the Principal Contract.

(7)         This Agreement is made in TWO originals with equivalent legal effect; the Mortgagor and the Mortgagee keep one of them respectively.

- End of this Agreement -

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